          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           HAWKER PACIFIC AEROSPACE
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


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     (2) Aggregate number of securities to which transaction applies:

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         pursuant to Exchange Act Rule 0-11: (Set forth the amount on which the filing fee is calculated and state how it was determined.)

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     (5) Total fee paid:

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[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement
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

                            HAWKER PACIFIC AEROSPACE

                                11240 Sherman Way
                        Sun Valley, California 91352-4942

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        To Be Held On September 14, 2001

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Meeting") of Hawker Pacific Aerospace (the "Company") will be held at the Burbank Airport Hilton Hotel, located at 2500 Hollywood Way, Burbank, California, on September 14, 2001, at 9:00 A.M., Pacific Daylight Time, for the following purposes, as more fully described in the attached Proxy Statement:

      (1) to elect seven directors of the Company to serve on a classified Board of Directors;

      (2) to approve the warrant to purchase 2,500,000 shares of the Company's common stock at a price of $4.25 per share issued to Lufthansa Technik AG on September 20, 2000;

      (3) to approve the proposed issuance to LHT of 35,582 shares of the Company's common stock in payment of the remaining portion of the accrued and unpaid dividends on the Company's 8% Series C Convertible Preferred Stock that was converted by LHT into shares of common stock in December 2000; and

      (4) to transact such other business as may properly be brought before the Meeting and any and all adjournments thereof.

      The Board of Directors fixed the close of business on August 13, 2001, as the record date for the determination of shareholders entitled to notice of and to vote at the Meeting. Only shareholders of record at the close of business on the record date are entitled to vote at the Meeting.

      Accompanying this Notice are a proxy and Proxy Statement. IN ORDER TO ASSURE A QUORUM OF SHAREHOLDERS AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. The proxy may be revoked at any time prior to its exercise at the Meeting. The proxy and Proxy Statement are first being mailed to shareholders on or about August __, 2001.

                                By Order of the Board of Directors,



                                Philip M. Panzera
                                Secretary

Sun Valley, California
August __, 2001

                            HAWKER PACIFIC AEROSPACE

                                11240 Sherman Way
                        Sun Valley, California 91352-4942

                         ANNUAL MEETING OF SHAREHOLDERS

                               September 14, 2001

                                 PROXY STATEMENT

                                  INTRODUCTION

      This Proxy Statement is furnished to the shareholders of Hawker Pacific Aerospace, a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies are to be voted at the Annual Meeting of Shareholders of the Company to be held on September 14, 2001, and at any and all adjournments thereof (the "Meeting"). This Proxy Statement and the accompanying proxy are first being mailed to shareholders on or about August_, 2001.

                             PURPOSE OF THE MEETING

      At the Meeting, shareholders will be asked: (i) to elect seven directors of the Company to serve on a classified Board of Directors, with four directors to be elected to serve until the annual shareholders meeting in 2002 and three directors to be elected to serve until the annual shareholders meeting in 2003;
(ii) to approve of the warrant (the "LHT Warrant") to purchase up to 2,500,000 shares of the Company's common stock ("Common Stock") at an exercise price of $4.25 per share issued on September 20, 2000 to Lufthansa Technik AG ("LHT");
(iii) to approve the proposed issuance to LHT of 35,582 shares of Common Stock (the "Dividend Shares") in payment of the remaining unpaid portion of accrued dividends on the Company's 8% Series C Convertible Preferred Stock (the "Series C Stock") that was converted by LHT into shares of Common Stock in December 2000; and (iv) to transact such other business as may properly be brought before the Meeting. The Board recommends a vote "FOR" the election of the nominees for director named in this Proxy Statement, the approval of the LHT Warrant and the proposed issuance of the Dividend Shares.

                            QUORUM AND VOTING RIGHTS

      Only shareholders of record at the close of business on August 13, 2001 (the "Record Date"), are entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were _________ shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote with respect to each matter to be presented at the Meeting for each share they hold.

      The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock as of the Record Date is necessary to constitute a quorum at the Meeting. If a broker that is the record holder of shares indicates on a proxy that it does not have discretionary authority to vote the shares on a particular matter (a so-called broker non-vote), or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, the non-voted shares will nonetheless be counted as present at the Meeting for quorum purposes.

      Assuming a quorum is present, the approval of the LHT Warrant, the proposed issuance to LHT of the Dividend Shares and any other matters, other than the election of directors, submitted at the Meeting will be decided by the affirmative vote of a majority of the shares represented, in person or by proxy, and voted on each such matter, so long as the number of affirmative votes cast constitutes a majority of the required quorum. In this regard, abstentions and broker non-votes with respect to any matter will have the same effect as negative votes.

      In the election of directors, the seven candidates receiving the highest number of votes will be elected as directors. Since Article IV of the Company's Amended and Restated Articles of Incorporation is now effective as described below under "Proposal One: Election of Directors," shareholders are no longer entitled to cumulate votes for the election of directors.

      All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted "FOR" the election of the seven nominees for directors of the Company, "FOR" approval of the LHT Warrant and "FOR" approval of the proposed issuance to LHT of the Dividend Shares. With respect to any other item of business that may come before the Meeting, the proxy holders will vote the proxies in accordance with their best judgment.

      Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise either by filing with the Company a written revocation of the proxy, appearing in person at the Meeting and casting a vote contrary to that indicated on the proxy or submitting a duly executed proxy bearing a later date.

      The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies via U.S. mail, officers, directors and regular employees of the Company may solicit proxies by written communications, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their reasonable expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

                       PROPOSAL ONE: ELECTION OF DIRECTORS

Background

      In November 1997, the Company adopted Amended and Restated Articles of Incorporation (the "Articles") which included a new Article IV, a copy of which is attached as Annex A to this Proxy Statement. Paragraph A of Article IV provided that Article IV was to become effective automatically when the Company became a "listed corporation" within the meaning of Section 301.5 of the California General Corporations law. When Article IV was adopted by the Company, a "listed corporation" included a corporation, such as the Company, with shares designated for trading on the Nasdaq Stock Market, so long as the corporation had at least 800 shareholders as of the record date for its most recent annual meeting of shareholders. Since the Company was a listed corporation on NASDAQ and had more than 800 shareholders as of the record date for the 2000 annual meeting of shareholders held in July 2000 (and may have had more than 800 shareholders at the 1999 annual meeting of shareholders), Article IV was effective as early as the 1999 annual meeting.

      The Board of Directors currently consists of members who are elected to one-year terms at each annual meeting of the shareholders. Under Paragraph B of
Article IV, the Company's Board of Directors is now to be classified into two classes of an equal (or nearly equal) number of directors. Paragraph D of
Article IV provides, that, at the "first annual" meeting of shareholders following the effectiveness of Article IV directors of the first class are to be elected for a term expiring at the next succeeding annual meeting and directors of the second class are to be elected for a term expiring at the second succeeding annual meeting. Thereafter, each class of directors will serve for staggered two-year terms.

Nominees

      Seven directors, who will constitute the entire Board of Directors, will be elected at the Meeting to serve on the classified Board. Directors elected to Class I will serve a term ending at the annual meeting of shareholders in 2002, and will be eligible for reelection for a full two-year term at that annual meeting.

Directors elected to Class II will serve a term ending at the annual meeting of shareholders in 2003. The Class II Directors (or other individuals designated by LHT as described below) will be eligible for reelection for a full two-year term at the 2003 annual meeting. As a result, only one class of directors will be elected at each subsequent annual meeting of shareholders. Vacancies and newly created directorships resulting from any future increase in the number of authorized directors will be apportioned equally, or as nearly equal as is possible, between Class I and Class II, and may be filled by a majority vote of the directors then remaining in office.

      Upon the sale of their shares of the Company's Common Stock to LHT on September 20, 2000, Daniel J. Lubeck, Scott Hartman, and John Makoff resigned as directors, and Messrs. Mayrhuber, Stoecker, and Gallus, the three nominees of LHT, were appointed by the remaining directors to fill the three vacancies on the Board. Under the terms of the Loan Agreement and the Shareholder Rights Agreement entered into with LHT on September 20, 2000, the Company agreed that LHT will have the exclusive right to nominate three persons to serve as Class II directors. LHT also was entitled under the Loan Agreement and Shareholder Rights Agreement to cause the Company to increase the number of authorized directors to nine and, in that event, to nominate two additional directors to fill those new Board positions, one in Class I and one in Class II. The foregoing provisions and other covenants of the Loan Agreement were continued in the February 6, 2001 agreement pursuant to which LHT agreed to exchange the indebtedness under the Loan Agreement for shares of the Company's Common Stock as described below under "Certain Relationships and Related Transactions -- Conversion of Subordinated Debt."

      In October 2000, Daniel C. Toomey, Jr., also resigned as a director. On January 18, 2001, the Board appointed Mr. Mendelson to succeed Mr. Toomey.

      The proxy holders will vote the proxies "FOR" the election of all of the above named nominees, unless the shareholder instructs that the proxy shall not be voted for all or any one of the nominees. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors.

      All of the nominees for director have consented to being named herein and have agreed to serve if elected. If for any reason any nominee should, prior to the Meeting, become unavailable for election as a Director, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named. The nominees are as follows:

               Name                          Position Presently Held                        Class
   -----------------------    ---------------------------------------------------------   ---------
   Wolfgang Mayrhuber         Chairman of the Board (1)(2)(3)                                II
   David L. Lokken            President, Chief Executive officer and Director (1)(2)          I
   Mellon C. Baird            Director (1)(4)                                                 I
   Joel F. McIntyre           Director (3)(4)                                                 I
   Dr. Gerald Gallus          Director (2)                                                   II
   James C. Stoecker          Director                                                       II
   Laurans A. Mendelson       Director (3)(4)                                                 I

--------------------
(1)  Member of Executive Committee
(2)  Member of Nominating Committee
(3)  Member of Compensation Committee
(4)  Member of Audit Committee

      Wolfgang Mayrhuber, 53, was appointed to the Board on September 20, 2000, and has served as Chairman of the Board since that time. He has served with Deutsche Lufthansa since 1970, and has held various senior management positions for the maintenance and overhaul of aircraft, components and engines in Hamburg and Frankfurt. In 1992, Mr. Mayrhuber was appointed Executive Vice President and Chief Operating Officer Technical for Lufthansa. He then chaired the Lufthansa revitalization and restructuring team and in October 1994 became Chairman of the Executive Board of the newly formed LHT. Since January 2001, Mr. Mayrhuber has been a member of the Executive Board of Deutsche Lufthansa AG and responsible for its passenger business division. Mr. Mayrhuber studied mechanical engineering at the Federal Technical High School in Steyr, Austria, and the Bloor Institute in Canada. He has also participated in Senior Executive Management Training at the Massachusetts Institute of Technology.

      David L. Lokken, 54, joined the Company in May 1989 as Executive Vice President and Chief Operating Officer. He has served as President and Chief Executive Officer of the Company since June 1993, and as a director of the Company since 1994. From November 1985 until he joined the Company, Mr. Lokken served as Vice President and General Manager of Cleveland Pneumatic's Product Service Division. Mr. Lokken previously served as Vice President, Technical Operations, for the Flying Tiger cargo airline. He has also held avionics and product engineering positions with Western Airlines and the Sperry Flight Systems Division. Mr. Lokken holds a B.S. in Electrical Engineering from North Dakota State University and an M.B.A. from Arizona State University.

      Mellon C. Baird, 69, became a director of the Company in March 1998. Mr. Baird is serving as Chief Executive Officer of Titan Systems and Senior Vice President of the Titan Corporation. He was Chairman, President and Chief Executive Officer of Delfin Systems, a private company, from 1990 until 1998. From 1987 to 1989, Mr. Baird served as President and Chief Executive Officer of Tracor, Inc., a privately-held company. From 1986 until 1987, Mr. Baird served as President, Chief Operating Officer and a director of Tracor, a publicly-held company. Mr. Baird currently serves on the Board of Directors of Software Spectrum, Inc. and EDO Corporation, which are both publicly-held companies. Mr. Baird received a B.B.A. and an M.B.A. from the University of North Texas in 1956 and 1961, respectively.

      Dr. Gerald Gallus, 59, became a director of the Company on September 20, 2000. He has served with Deutsche Lufthansa since 1979. He has held various senior management positions at Lufthansa in aircraft maintenance and production planning. In 1991, Dr. Gallus was given worldwide responsibility for Lufthansa's maintenance operations, and in October 1994 he was appointed to the Executive Board of the newly formed LHT. Dr. Gallus has served on the staff of the business management institutes at Mainz University and Darmstadt Technical University, where he was also appointed to the academic council. He studied engineering, operations research and computer science at Darmstadt Technical University, earning a degree in 1968, and a doctorate in 1974.

      Joel F. McIntyre, 62, became a director of the Company in February 1998. From 1963 through 1993, Mr. McIntyre was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. In 1993, Mr. McIntyre founded his own law firm, specializing in merger and acquisition transactions. Mr. McIntyre currently serves on the Board of Directors of International Aluminum Corporation, a publicly-held company. Mr. McIntyre received a B.A. from Stanford University in 1960, and a J.D. from the University of California- Los Angeles in 1963.

      James C. Stoecker, 43, became a director of the Company on September 20, 2000. Mr. Stoecker joined Lufthansa Technik AG in December 1998 as General Manager for Business Development for North America. He also serves as President, CEO and Director of Lufthansa Technik Component Services, LLC, and as a Director and Treasurer of Bizjet International Sales and Support, Inc. In 1994, Mr. Stoecker founded AvEng Trading Partners, Inc. where he served as President and Chairman until 1996. From 1996 to 1997, Mr. Stoecker served as Senior Vice President of Aviation Sales Company responsible for the Engine division. Mr. Stoecker is a CPA, with a B.S. in Accounting from Illinois State University, and an MBA in Finance and Strategic Management from the University of Illinois at Chicago.

      Laurans A. Mendelson, 62, was appointed to the Board of Directors in January 2001. He has served as Chairman of the Board of New York Stock Exchange-traded HEICO Corporation since December 1990, as its Chief Executive Officer since February 1990, and as its President since September 1991. He also served as President of MediTek Health Corporation, a HEICO subsidiary, from May 1994 through July 1996. In 1997 and 1999, Mr. Mendelson served on the board of governors of the Aerospace Industries Association. Mr. Mendelson is a Certified Public Accountant, and a member of the Board of Trustees of Columbia University in the City of New York and the Board of Trustees of Mount Sinai Medical Center in Miami Beach, Florida.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE PERSONS NOMINATED ABOVE.

Meetings; Attendance; Committees

      During the fiscal year ended December 31, 2000, the Board of Directors of the Company met six times, had five telephonic meetings, and took action thirteen times by unanimous written consent.

      The Board of Directors has established a standing Audit Committee, Compensation Committee and Nominating Committee. The Audit Committee is currently composed of Messrs. McIntyre, Baird and Mendelson, who succeeded Mr. Toomey. The functions of the Audit Committee principally include (i) recommending to the Board of Directors the selection and retention of independent auditors, (ii) reviewing the scope of the annual audit undertaken by the Company's independent auditors and the progress and results of their work, and (iii) reviewing the financial statements of the Company and its internal accounting and auditing procedures. The Audit Committee met did not meet during 2000.

      The Compensation Committee is currently composed of Messrs. Mayrhuber, McIntyre and Mendelson. The functions of the Compensation Committee principally include (i) establishing the compensation of the Chief Executive Officer, (ii) reviewing and approving executive compensation policies and practices, (iii) reviewing salaries and bonuses for certain executive officers of the Company,
(iv) administering the Company's employee stock option plans, and (v) considering such other matters as may from time to time be delegated to the Compensation Committee by the Board of Directors. The Compensation Committee did not meet during 2000.

      The function of the Nominating Committee, which consists of Messrs. Mayrhuber, Gallus and Lokken, is to select the slate of directors to be presented to the shareholders for election at each annual meeting of shareholders. The Nominating Committee may consider director nominees recommended by the Company's shareholders if recommendations are submitted to the Company in the manner provided below under "Submission of Shareholder Proposals." As described above under "Proposal One: Election of Directors - Nominees," LHT has the exclusive right to nominate three Class II directors of the Company and to cause the Company to increase the number of authorized directors to nine and, in that event, to nominate the two additional directors.

      The Board of Directors has also established an Executive Committee to advise the Company on strategic planning matters. The Executive Committee is composed of Messrs. Mayrhuber, Lokken and Baird.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. These reporting persons are required by SEC regulations to furnish the Company with copies of all
Section 16(a) forms they file. Based upon a review of copies of reports filed with the SEC and submitted to the Company, the Company believes that all of the reporting persons filed all required Section 16(a) reports on a timely basis.

          PROPOSAL TWO: APPROVAL OF THE WARRANT TO LUFTHANSA TECHNIK AG

      At the Meeting, shareholders will be asked to approve of the LHT Warrant, a copy of which is attached as Annex B to this Proxy Statement, which will then become immediately exercisable by LHT.

      The Company issued the LHT Warrant to LHT on September 20, 2000 in connection with entering into the Loan Agreement under which LHT provided a $9,300,000 subordinated loan to the Company. The LHT Warrant entitles LHT to purchase up to 2,500,000 shares of the Company's Common Stock at an exercise price of $4.25 per share, but will not become exercisable unless and until shareholder approval is obtained. If approved at the Meeting, the LHT Warrant will be exercisable from the date of the Meeting until the close of business on September 19, 2001.

      As of the Record Date, LHT owned or had the right to vote 6,839,175 shares, or approximately 67.3%, of the Company's outstanding Common Stock. The shares owned by LHT include 1,164,386 shares of Common Stock issued to LHT in December 2000 upon its conversion in full of the Company's Series C Stock owned by LHT, including 57,404 shares issued in payment of a portion of the accrued and unpaid dividends on the Series C Stock as of the conversion date. The Company proposes to issue LHT an additional 35,582 shares of Common Stock which are attributable to the remaining $96,431 of accrued and unpaid dividends on the Series C Shares owed to LHT as of the conversion date as described below under "Proposal Three: Approval of Proposed Issuance to LHT of 35,582 Dividend Shares."

      If the LHT Warrant is approved by the shareholders at the Meeting, LHT would have the right to acquire 2,500,000 shares of Common Stock upon exercise of the LHT Warrant. This is in addition to the 6,642,833 shares of Common Stock it currently owns and the 35,582 Dividend Shares that will be issued to it assuming Proposal Three is approved at the Meeting.

      The Board of Directors of the Company believes that the LHT relationship enhances the Company's prospects for increasing shareholder value in the future. Shareholders are therefore asked to approve the LHT Warrant. LHT is not obligated to exercise the LHT Warrant, and it may decide not to do so even if the LHT Warrant is approved at the Meeting.

      In accordance with the rules of The Nasdaq Stock Market, LHT must refrain from voting its shares with respect to Proposal Two because of its interest in Proposal Two. As a result, the approval of the Warrant will require the affirmative vote of a majority of the shares of Common Stock, other than shares owned or voted by LHT, present, in person or by proxy, at the Meeting, so long as the affirmative votes cast constitute a majority of the required quorum for the Meeting.

      If the LHT Warrant is not approved at the Meeting, under its Voting and Indemnity Agreement with the Company, LHT would be entitled to indemnity from the Company for any "Losses" (as defined) to LHT resulting from, among other things, the failure of a majority of the non-LHT shareholders to approve the LHT Warrant.

      As indicated above, as of the Record Date, LHT owned or had the right to vote approximately 6,839,175 shares of Common Stock, or approximately 67.3% of the outstanding Common Stock. So long as it owns or has the right to vote more than 50% of the Company's outstanding Common Stock, LHT will be able to determine the outcome of most matters submitted to a vote of the Company's shareholders. If the LHT Warrant is approved at the Meeting, and if it were subsequently exercised by LHT in accordance with the terms of the LHT Warrant, LHT's voting control would be further increased. Shareholders should consider this increased ownership and control before determining whether to vote for or against the LHT Warrant.

      Messrs. Mayrhuber and Gallus, who are directors of the Company, also are directors of LHT and Mr. Stoecker, a director of the Company, is a general manager of LHT. As such, these directors may be deemed to have an interest in the proposal to approve the exercise of the LHT Warrant. The LHT Warrant was authorized by the Board of Directors prior to the closing of the transactions with LHT as part of the authorization of those transactions, and Messrs. Mayrhuber, Gallus and Stoecker did not participate in the Board's action authorizing the issuance of the LHT Warrant.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE LHT WARRANT.

                  PROPOSAL THREE: APPROVAL OF PROPOSED ISSUANCE
                        TO LHT OF 35,582 DIVIDEND SHARES

      As referred to above under the discussion of Proposal Two, in December 2000, LHT converted in full all of the outstanding shares of Series C Stock of the Company at a conversion price of $2.71007 per share. The conversion price and the other terms of the conversion were determined strictly in accordance with the terms of the Series C Stock. The $3,000,000 stated value of the Series C Shares, plus approximately $155,569 of accrued and unpaid dividends, was converted into 1,164,386 shares that were issued to LHT in December 2000. Subject to the considerations discussed below, LHT also will be entitled to receive an additional 35,582 shares of Common Stock (referred to as the Dividend Shares) attributable to the remaining $96,431 of accrued and unpaid dividends on the Series C Stock as of the conversion date.

      Under the terms of the Series C Stock, the Company may not issue more than a maximum of 1,164,386 shares of Common Stock upon conversion of the Series C Stock unless it first obtains shareholder approval to issue any shares above the maximum of 1,164,386 shares. Under Proposal Three, the Company is seeking shareholder approval to issue LHT 35,582 Dividend Shares, representing the difference between the 1,199,968 conversion shares to which LHT otherwise would be entitled as of the conversion date and the maximum number of conversion shares that can be issued absent such shareholder approval.

      If the proposed issuance of the Dividend Shares is not approved, under the terms of the Series C Stock, the Company will be obliged to pay LHT in cash the $96,431 of accrued and unpaid dividends to which the Dividend Shares are attributable plus interest on the unpaid dividends at the rate of 18% per year from and after December 22, 2000. The Company currently is prohibited from paying cash dividends under applicable California corporations laws that permit cash dividends to be paid only out of retained earnings or if the Company's working capital and total assets exceed its current liabilities and total liabilities by specified margins. If Proposal Three is not approved at the Meeting, the Company would be obligated to pay LHT the unpaid dividends owed to it, plus interest that will continue to accrue until the Company is legally permitted to pay the dividends and interest and actually does so. If Proposal Three is approved, under the terms of the Series C Stock and the February 6, 2001 agreement with LHT regarding its conversion of the Loan Agreement indebtedness, LHT can choose to receive the accrued and unpaid dividends either in shares or in cash.

      The Board of Directors believes that issuance of the Dividend Shares is in the Company's best interests, since it will enhance the Company's net tangible assets, help conserve the Company's cash and avoid additional interest accruals on the unpaid dividends. For these reasons, at its meeting on January 18, 2001 the Board of Directors of the Company approved the issuance to LHT of the Dividend Shares, and it recommends that the shareholders approve the proposed issuance. If Proposal Three is approved, LHT would benefit from any increase (and would suffer any decrease) in the trading price of the Common Stock above (or below) the $2.71007 conversion price for the Dividend Shares.

      Under the terms of the Series C Stock, LHT is not entitled to vote with respect to Proposal Three the 1,164,386 shares of Common Stock it received upon conversion of the Series C Stock; however, it may vote with respect to Proposal Three the other 5,674,789 shares it owns or has the right to vote, which represent approximately 55.8% of the outstanding Common Stock as of the Record Date. LHT, therefore, will be able to determine the outcome of the vote on Proposal Three. As discussed above with respect to Proposal

Two, shareholders should consider LHT's increased ownership and voting control that would result from the issuance of the Dividend Shares before determining how to vote on Proposal Three.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL OF THE ISSUANCE TO LHT OF 35,582 DIVIDEND SHARES.

                               EXECUTIVE OFFICERS

      Set forth below is certain information with respect the Company's executive officers:

        Name                   Position Presently Held
        -------------------    -------------------------------------------

        Wolfgang Mayrhuber     Chairman of the Board
        David L. Lokken        President and Chief Executive Officer
        Philip M. Panzera      Executive Vice President and Secretary
        Brian S. Carr          Managing Director of Sun Valley Operations
        Michael A. Riley       Vice President, Sales & Marketing

      The respective biographies of Messrs. Mayrhuber and Lokken, who are also directors of the Company, are set forth above under "Proposal One: Election of Directors."

      Philip M. Panzera, 51, joined the Company in October 1998 as Vice President of Corporate Development. In March 1999, he was appointed Vice President and Chief Financial Officer, and since September 1999, he has served as Executive Vice President (while maintaining responsibilities as the Company's Principal Financial and Accounting Officer). In September 2000, he was also appointed Secretary of the Company. Prior to joining the Company, Mr. Panzera held a number of senior management positions as Chief Financial Officer, Chief Operating Officer, President and Director in both private and public companies. He has worked as an attorney, specializing in tax and corporate law, and business planning, and has also served with Coopers & Lybrand. Mr. Panzera received a B.A. from Methodist College, and M.B.A. from the Rutgers University Graduate School of Management, and a J.D. from the Rutgers University School of Law.

      Brian S. Carr, 43, became Managing Director of Sun Valley Operations in November 1997 after having served as Vice President of the Landing Gear Business Unit since he joined the Company in January 1993. From 1980 until he joined the Company, Mr. Carr held various engineering, technical sales and management positions with Cleveland Pneumatic's Product Service Division and Dowty Aerospace. Mr. Carr holds a B.S. in Aerospace Engineering Technology from Kent State University.

      Michael A. Riley, 54, joined the Company as Vice President of Marketing in October 1989. He served as Vice President of the Hydromechanical Business Unit from January 1994 to September 1999, when he was appointed as Vice President of Sales & Marketing. From 1982 until he joined the Company, Mr. Riley held various positions in the aerospace/aircraft industry with Abex Aerospace and Dunlop Aviation. Mr. Riley served as a helicopter pilot in the United States Navy after receiving a B.S. in Engineering from the United States Naval Academy, Annapolis, Maryland.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

          The following table sets forth all compensation earned or accrued during the years ended December 31, 1998, 1999 and 2000 by the Company's Chief Executive Officer and its four other most highly compensated executive officers whose total salary and bonus during the year ended December 31, 2000, exceeded $100,000 (collectively, the "Named Executive Officers"):

                          Summary Compensation Table

                                                                                Long-term Compensation
                                                                                -----------------------
                                                  Annual Compensation            Awards      Payouts             All Other
                                            ---------------------------------   ---------   -----------   -------------------------
                                                                                            Securities
                                                                                Restricted  Underlying
                                                                                  Stock      Options/      LTIP      All Other
Name and Principal Position       Year      Salary      Bonus(1)     Other       Awards      SARs(#)      Payouts  Compensation(2)
-----------------------------    ------     --------    --------    ---------   ---------   -----------   -------- ----------------
David L. Lokken..............      2000     $205,000    $     --      $44,174                                              $344,877
Chief Executive Officer            1999      205,000      41,000       44,251
                                   1998      205,000      22,431

Philip M. Panzera............      2000     $160,000    $     --                                                           $202,537
Executive Vice President           1999      153,088      24,000

Brian S. Carr................      2000     $160,000    $     --                                                           $177,537
Managing Director of Sun           1999      157,628      24,000
Valley Operations
                                   1998      130,000      10,669

Dennis M. Biety(3)...........      2000     $141,550    $     --      $67,820                                              $368,178
Managing Director of UK            1999      160,000      24,000       77,236
Operations

Michael A. Riley.............      2000     $130,000    $     --                                                           $145,918
Vice President - Sales &           1999      118,464      19,500
Marketing
                                   1998      115,000       9,438

_____________________________
  (1) Bonus amounts are shown in the year earned.
  (2) Represents amounts paid or payable to the Named Executive Officers pursuant to change of control provisions in their respective Employment Agreements. The provisions were triggered by the transactions with LHT described below under "Certain Relationships and Related Transactions - Transactions with LHT." See the discussion below under "Employment Agreements" for more information regarding these payments.
  (3) As of November 2000, Mr. Biety was no longer employed by the Company. The Company and Mr. Biety are currently negotiating the terms of any severance pay to which Mr. Biety may be entitled pursuant to his employment agreement.

Director Compensation

          Directors not employed by the Company or LHT currently receive $2,000 per month for their service on the Board and any committees of the Board. At the discretion of the Board, directors may also be granted stock options. No stock options or stock appreciation rights were granted to, or exercised by, any Director during the fiscal year ended December 31, 2000. Directors are reimbursed for out-of-pocket expenses incurred in connection with the performance of their services as directors.

Stock Options/SAR Grants

          No stock options or stock appreciation rights were granted to, or exercised by, the Named Executive Officers during the fiscal year ended December 31, 2000.

Fiscal Year-End Option/SAR Values

       The following table sets forth information regarding the number and value of unexercised options and any stock appreciation rights owned on December 31, 2000, by the Named Executive Officers:

                                       Number of Unexercised Options            Value of Unexercised Options(1)
                                   --------------------------------------    ---------------------------------------
Name                                 Exercisable         Unexercisable         Exercisable         Unexercisable
--------------------------------   ----------------    ------------------    ----------------    -------------------
David L. Lokken.............           187,471                  --                $4,146                 --
Philip M. Panzera...........            43,261                  --                    --                 --
Brian S. Carr...............            43,261                  --                   829                 --
Michael A. Riley............            43,261                  --                   829                 --

--------------------------------
(1) Represents the excess, if any, of the market price of the Common Stock as of December 31, 2000, over the exercise price of the options.

Employee Defined Benefit Plan

       General. On January 1, 1997, the Board of Directors adopted the Employee Defined Benefit Pension Plan (the "Pension Plan") for the benefit of the eligible employees of the Company. The primary purpose of the Pension Plan is to provide a retirement benefit for participating employees. All employees of the Company are eligible to participate in the Pension Plan on the January 1st next following their date of hire. Employees who are covered by collective bargaining units and whose retirement benefits are the subject of good faith bargaining, however, are not eligible to participate in the Pension Plan.

       Administration. The Pension Plan is administered by trustees appointed by the Board of Directors. The trustees oversee the day-to-day administration of the Pension Plan and have the authority to take action and make rules and regulations necessary to carry out the purpose of the Pension Plan.

       Normal Retirement Benefits and Vesting. The Pension Plan provides for employer contributions only. Each year, the Company makes a contribution to the pension plan equal to the minimum funding requirement sufficient to fund for the benefits being accrued under the Pension Plan for the year. The Pension Plan provides for a normal retirement benefit payable on a monthly basis for the lifetime of the participant. The normal retirement benefit is equal to the participant's credited benefit service (up to a maximum of 35 years) times the sum of 0.75% of the participant's final average monthly compensation plus 0.65% of such compensation in excess of the participant's average monthly wage. However, the benefit actually payable from the Pension Plan will be reduced for any benefits payable (or paid) with respect to service credited from the Defined Benefit Plan of the Company's predecessor.

       For purposes of calculating a participant's normal retirement benefits, average monthly compensation is defined in the Pension Plan as average monthly compensation during the five consecutive plan years of the participant's employment that yields the highest average compensation.

       No maximum monthly benefit payable under the Pension Plan is to exceed the applicable Internal Revenue Code Section 415 limit adjusted actuarially to reflect a participant's retirement age if the retirement age is other than the social security retirement age. The monthly retirement benefit payable by the Pension Plan is a benefit payable in the form of a straight life annuity with no ancillary benefits. For a participant who is to receive benefits other than in the form of a straight life annuity, the monthly retirement benefit will be adjusted to an equivalent benefit in the form of a straight life annuity on an actuarial equivalent basis.

      A participant becomes fully vested in his accrued benefits under the Pension Plan upon attainment of normal retirement age (age 65), permanent disability, death or the termination of the Pension Plan. If a participant terminates employment with the Company prior to retirement, death or disability, the vested interest he has in accrued benefits under the Pension Plan is based on years of service, with 0% vesting for less than five years of service and 100% vesting after five or more years of service.

      Pension Plan Investments. The Plan Committee selects vehicles for the investment of plan assets. The Plan Committee then directs the trustee to invest employer contributions in the investment option selected by the Plan Committee under the Pension Plan.

      Pension Plan Amendment or Termination. Under the terms of the Pension Plan, the Company reserves the right to amend or terminate the Pension Plan at any time and in any manner. No amendment or termination, however, may deprive a participant of any benefit accrued under the Pension Plan prior to the effective date of the amendment or termination.

      Estimated Monthly Benefits. The following table sets forth the estimated monthly benefits under the Pension Plan, without regard to any offsetting benefit which may be payable from the Defined Benefit Pension Plans of the Company's predecessors for service prior to January 1, 1997, based on the current benefit structure and assuming the participant's current age is 50.

                                              Years of Service
                                  ---------------------------------------
              Remuneration           15             20              25
             -------------        --------       --------        --------

               $125,000            $1,684         $2,246          $2,807
                150,000             2,122          2,829           3,536
                175,000             2,297          3,063           3,828
                200,000             2,297          3,063           3,828
                225,000             2,297          3,063           3,828
                250,000             2,297          3,063           3,828
                300,000             2,297          3,063           3,828
                400,000             2,297          3,063           3,828
                450,000             2,297          3,063           3,828
                500,000             2,297          3,063           3,828

      The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs or the value of any other fringe benefits provided at the expense of the Company. For benefit calculation purposes, a "highest five-year" average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or offsets. The compensation covered by the Pension Plan for all of the Named Executive Officers currently is limited in accordance with Section 401(a)(17) of the Internal Revenue Code to $170,000.

      The years of credited service under the Pension Plan for each Named Executive Officer as of December 31, 2000 were as follows:

                Name                        Years of Service
                -------------------       --------------------

                David L. Lokken                  11 years
                Michael A. Riley                 11 years
                Brian S. Carr                     7 years
                Philip M. Panzera                 2 years

Employment Arrangements

      In November 1996, the Company entered into an employment agreement with David L. Lokken pursuant to which Mr. Lokken agreed to serve as the Company's President and Chief Executive Officer. The employment agreement is for an initial term of five years and, as amended in 1997, provides for an annual base salary of $205,000, and a performance bonus to be awarded in accordance with the terms and conditions of the Company's Profit Sharing Plan.

      Pursuant to the employment agreement, the Company may terminate Mr. Lokken's employment with or without cause at any time before its term expires upon providing written notice. In the event the Company terminates Mr. Lokken's employment without cause, Mr. Lokken would be entitled to receive a severance amount equal to his annual base salary and benefits for the greater of two years or the balance of the term of his employment agreement, and a pro rata bonus for the year of termination. In the event of a termination by reason of Mr. Lokken's death or permanent disability, his legal representative will be entitled to receive his annual base salary and benefits for the remaining term of his employment agreement. In the event of, or termination following, a change in control of the Company, as defined in the agreement, Mr. Lokken would be entitled to receive eighteen months' salary and benefits.

      In November 1996, the Company also entered into employment agreements with Brian S. Carr, Managing Director of Sun Valley Operations, and Michael A. Riley, Vice President, Sales & Marketing. The employment agreements are each for an initial term of three years, which have been automatically extended for successive one year terms. The agreements, as amended in 1997 and 1999, provide for annual base salaries of $160,000 and $130,000, respectively, and performance bonuses to be awarded in accordance with the terms and conditions of the Company's Profit Sharing Plan. Mr. Riley may also receive commissions totaling $30,000 per year if the Company achieves its revenue targets, plus additional commissions if Company revenue should exceed its targets. In the event the Company terminates their employment without cause, Messrs. Carr and Riley would each be entitled to receive a severance amount equal to his respective annual base salary and benefits for the greater of one year or the balance of the term of his employment agreement and a pro rata bonus for the year of termination. In the event of a termination by reason of Messrs. Carr's or Riley's death or permanent disability, his legal representative will be entitled to receive his annual base salary and benefits for the remaining term of his employment agreement. In the event of, or termination following, a change in control of the Company, as defined in the agreement, Messrs. Carr and Riley would each be entitled to receive twelve months' salary and benefits.

      In October 1998, the Company entered into an employment agreement with Philip M. Panzera, Executive Vice President. The agreement is for an initial term of three years, and, as amended in 1999, provides for an annual base salary of $160,000, and a performance bonus to be awarded in accordance with the terms and conditions of the Company's Profit Sharing Plan. In the event the Company terminates his employment without cause, Mr. Panzera would be entitled to receive a severance amount equal to his annual base salary and benefits for the greater of one year or the balance of the term of his employment agreement, and a pro rata bonus for the year of termination. In the event of a termination by reason of Mr. Panzera's death or permanent disability, his legal representative will be entitled to receive his annual base salary and benefits for the remaining term of his employment agreement. In the event of, or termination following, a change in control of the Company, as defined in the agreement, Mr. Panzera would be entitled to receive twelve months' salary and benefits.

      As reflected in the Summary Compensation Table above, the transactions with LHT described below under "Certain Relationships and Related Transactions" triggered the "change-of-control" payments provided for in the respective employment agreements of Messrs. Lokken, Biety, Panzera, Carr and Riley. To assist the Company, Messrs. Lokken, Biety, Panzera and Riley voluntarily deferred receipt of these payments pursuant to individual Payment Deferral Agreements. A portion of these deferred amounts, plus interest, was paid during 2000. As of April 30, 2001, $81,478 of these payments, plus accrued interest of $747, remains to be paid.

      During 2000, the Company provided Management Incentive Program agreements to each of the Named Executive Officers and certain other key employees. The Management Incentive Program (the "Program") provided additional financial incentives upon a change in control of the Company, depending upon the price paid for the Company in connection with the change of control transaction. Based on the purchase price of the Company's common shares in the transactions with LHT, no payments were due to these employees pursuant to the Program. Upon the completion of a change of control of the Company, the Program also provided for accelerated vesting of stock options. On September 20, 2000, upon the execution of the transactions with LHT, Messrs. Lokken, Biety, Panzera, Carr and Riley received immediate vesting of 26,914, 18,747, 28,120, 12,979 and 12,979 options, respectively.

Compensation Committee Interlocks and Insider Participation

      Daniel J. Lubeck, Joel F. McIntyre, and Daniel C. Toomey, Jr. served on the Compensation Committee during 2000. Mr. Lubeck resigned as Chairman of the Board, Secretary, and Chairman of the Compensation Committee on September 20, 2000. Mr. McIntyre served as the interim chair until Mr. Mayrhuber was appointed as Chairman of the Compensation Committee in October 2000. Mr. Toomey resigned from the Board in October 2000, and Mr. Mendelson was appointed to succeed Mr. Toomey on the Board and the Compensation Committee.

                     REPORT OF THE COMPENSATION COMMITTEE
             OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION/1/

      The Compensation Committee of the Board of Directors is a standing committee comprised of three outside directors. One of the Compensation Committee's functions is to recommend to the Board of Directors base salary, incentive compensation and stock option awards for the executive officers of the Company. Each of the principal executive officers of the Company is presently employed pursuant to a written Employment Agreement. The Employment Agreement with Mr. Lokken provides for a term ending on October 31, 2001. Each Employment Agreement provides for the payment of a base salary and participation by the executive officer in the Company's Management Incentive Compensation Plan pursuant to a Management Incentive Compensation Agreement executed by the Company and the executive officer. Stock option awards are made pursuant to the Company's 1997 Stock Option Plan. Other than stock option grants by the full Board to directors for their service on the Board, no member of the Compensation Committee is eligible to participate in any of the plans or programs which it administers.

      Compensation Philosophy. The Compensation Committee's primary objective is to craft a compensation package for the Company's executive officers that aligns the interest of management with the long-term interests of the Company's shareholders. This is accomplished by tying major portions of executive compensation to the achievement of both individual and Company performance objectives which are directed at enhancing shareholder value. A second goal of the Compensation Committee is to implement a compensation philosophy that will both attract and retain the experienced and talented individuals who are essential to the Company's long-term success. The Committee regularly reviews publicly available information regarding compensation programs and philosophies of the Company's competitors, and other entities of a comparable size with the Company, with the objective of ensuring that the Company's compensation philosophy and programs remain competitive and appropriate.

      Each executive officer's compensation package is comprised of three principal components: (i) base salary; (ii) annual incentive compensation; and
(iii) stock options.

_______________________
/1/ The Company's SEC filings sometimes incorporate information "by reference" to information previously filed with the SEC that should be considered part of the subsequent filing. Unless the Company states otherwise, this report should not be deemed to be incorporated by reference in the Company's SEC filings. This report also does not constitute soliciting material and is not to be considered "filed' with the SEC.

      Base Salary. The current base salary of each of the Company's principal executive officers is set forth in the Employment Agreement between the Company and such executive officer. As a general principle, the Compensation Committee will attempt to establish and maintain base salaries within the range of salaries for companies of a size and engaged in a business comparable to the Company. Among the specific factors which are considered in establishing base salary levels for the Company's principal executive officers are (i) the executive officer's recent and long-term performance; (ii) identifiable contribution by the executive officer to the Company's achievement of its performance objectives; (iii) level of responsibility; and (iv) years of service with the Company. Performance goals for each principal executive officer are established prior to the beginning of each fiscal year. These goals are established by the Chief Executive Officer with respect to other officers and by the Compensation Committee with respect to the Chief Executive Officer.

      Management Incentive Compensation Plan. Certain employees of the Company (including the Company's principal executive officers) are participants in the Company's Management Incentive Compensation Plan (the "Plan") pursuant to which they are entitled to receive performance based bonuses. Under the Plan, bonuses are based on the Company's actual percentage achievement, versus forecast, with respect to three criteria: revenue, net income and return on net assets. Under the Plan, the President and Vice Presidents have the potential of receiving bonuses equal to forty percent (40%) and thirty percent (30%) of their base salaries for the fiscal year, respectively. If the weighted average of the three criteria drops to 80% of forecast, then no bonus is payable. If the weighted average of the three criteria amounts to 120% of forecast, then the bonus amounts are doubled. Results in between 80% and 120% of forecast are pro rated accordingly. This bonus methodology is exactly the same as the calculation used for bonuses for all other Company personnel.

      Stock Options. Stock options are granted to principal executive officers under the Company's 1997 Stock Option Plan. The purpose of the 1997 Plan is to encourage and facilitate stock ownership by participants and to provide incentives to participants to remain in the employ of the Company and contribute to enhancing shareholder value over the long-term. The 1997 Plan is administered by the Board of Directors which has the discretion to select optionees and the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be either incentive stock options or nonqualified options.

      Change of Control Program. During 2000, upon recommendation of the Company's financial advisors, the Board of Directors approved certain financial incentives for the executive officers, and certain other key employees, payable upon a change in control of the Company. Such incentives include the potential for an award if the Company should be sold for a certain amount, and acceleration of unvested stock options.

                                  Wolfgang Mayrhuber
                                  Joel F. McIntyre
                                  Laurans A. Mendelson

                       REPORT OF THE AUDIT COMMITTEE/2/

      The Audit Committee has adopted a written charter to govern its operation, a copy of which is attached hereto as Annex C. The Audit Committee currently is comprised of Messrs. McIntyre, Baird and Mendelson, each of whom is an independent director as defined Rule 4200(a)(14) of the National Association of Securities Dealers, Inc. listing standards.

_________________

/2/ The Company's SEC filings sometimes incorporate information "by reference" to information previously filed with the SEC that should be considered part of the subsequent filing. Unless the Company states otherwise, this report should not be deemed to be incorporated by reference in the Company's SEC filings. This report also does not constitute soliciting material and is not to be considered "filed' with the SEC.

      The Audit Committee of the Board of Directors oversees and monitors the participation of the Company's management and independent auditors throughout the financial reporting process. No member of the Committee is employed by or has any other material relationship with the Company.

      In connection with its function to oversee and monitor the financial reporting process, the Audit Committee has, among other things: reviewed and discussed with the Company's management the audited financial statements for the fiscal year ended December 31, 2000, discussed with the Company's independent auditors those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380); received the written disclosures and letter from the Company's independent auditors required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees); and discussed with the Company's independent auditors their independence in light of the nonaudit services performed by them for the Company.

      Based upon the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000.

                                Laurans A. Mendelson
                                Joel F. McIntyre
                                Mellon C. Baird

                                   AUDIT FEES

      The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by its independent auditors:

                                                    Ernst & Young LLP/(1)/    Deloitte & Touche LLP/(2)/
                                                   -----------------------   ---------------------------
Audit Fees......................................          $169,275                  $53,750

Financial Information Systems Design and
Implementation Fees.............................                -0-                      -0-

All Other Fees..................................          $104,912                       -0-

-------------------------------------------------
(1)  From January 1 to November 15, 2000.
(2)  From December 5, 2000.

Performance Measurement Comparison

      The chart below depicts the cumulative total return to the Company's shareholders of a hypothetical $100 investment in the Company's Common Stock from January 29, 1998, the date of the Company's initial public offering, through December 31, 2000. Hypothetical investments of $100 in the NASDAQ Composite Index and the Standard and Poor's Small Cap Aerospace/Defense Index are shown for comparison.

      The Company does not believe that an appropriate industry index or peer group exists that would provide a meaningful comparison to the Company's Common Stock performance. There is no other public company in the United States of a similar size that provides similar services to the aerospace industry. All of the Company's principal competitors are either privately held, foreign based, significantly different in size or services offered, or divisions of much larger companies.

      This chart does not reflect the Company's forecast of future financial or market performance.

                         TOTAL RETURN TO SHAREHOLDERS


                                   1/29/1998      12/31/1998     12/31/1999   12/31/2000
Hawker Pacific Aerospace             $100.00          $43.75         $90.63       $39.84
S&P Small Cap Aerospace/Defense      $100.00         $110.07        $102.92      $161.06
NASDAQ Composite                     $100.00         $135.90        $252.23      $153.13

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of the Company's Common Stock as of July 19, 2001, by: (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock; (ii) each director of the Company, (iii) each Named Executive Officer of the Company; and
(iv) all directors and executive officers of the Company as a group. Unless otherwise indicated, to the Company's knowledge, subject to applicable community property and similar laws, the persons shown have sole voting and investment power with respect to the shares shown.

                                                       Amount and Nature of Beneficial Ownership(1)
                                                 -------------------------------------------------------
                                                    Number of Shares of               Percentage of
Name and Address for 5% Owners                          Common Stock                      Class
----------------------------------------------   -------------------------------   ---------------------
Lufthansa Technik AG(7)                                   6,839,175(2)                     66%
David L. Lokken                                             326,401(3)                     3.2%
Brian S. Carr                                                71,967(4)                       *
Michael A. Riley                                             71,967(4)                       *
Philip M. Panzera                                            43,261(4)                       *
Mellon C. Baird                                              16,861(5)                       *
Joel F. McIntyre                                             16,861(5)                       *
Wolfgang Mayrhuber                                                0                         --
Dr. Gerald Gallus                                                 0                         --
James  C. Stoecker                                                0                         --
Laurans A. Mendelson                                              0                         --
All directors and executive officers as a
group (10 people)                                           547,318(6)                     5.2%

----------------------------------------------
*    Less than 1%

(1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Shares of Common Stock subject to options, warrants or convertible securities held by a person which are currently exercisable, or exercisable within 60 days following April 27, 2001, are deemed outstanding for purposes of computing the beneficial ownership of that person, but no other person.
(2) Includes 196,342 shares owned by the "Management Shareholders" identified under "Certain Relationships and Related Transactions - Transactions With LHT," which LHT is entitled to vote under the Shareholders Rights Agreement among the Company, LHT and the Management Shareholders. Excludes 100,945 shares subject to options to purchase Common Stock held by the Management Shareholders. Also excludes, as not yet approved by shareholders, 2,500,000 shares of the Common Stock purchase warrant issued to LHT, and 35,582 dividend shares payable to LHT from the conversion of the Series C Preferred Stock.
(3) Includes 138,930 shares held by the David L. Lokken and Susan M. Lokken Revocable Trust, dated March 20, 1998, of which Mr. Lokken is trustee. Also includes 187,471 shares subject to options.
(4)  Includes 43,261 shares subject to options.
(5)  Includes 14,861 shares subject to options.
(6) Includes a total of 346,976 shares subject to options to purchase Common Stock held by the directors and executive officers.
(7) The address for Lufthansa Technik AG is Attn: Knut Wiszniewski, Weg bien Jager 193, 22335 Hamburg, Germany.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with LHT

      Purchase of Common and Preferred Stock. On September 20, 2000, LHT purchased 2,336,495 shares of the Company's Common Stock at $4.12 per share, constituting approximately 40% of the outstanding Common Stock as of that date, from six individual shareholders (the "Selling Shareholders") affiliated with Unique Investment Corporation ("Unique"). In a separately negotiated private transaction on the same date, LHT also paid $3,777,333 for all 300 outstanding shares of the Company's Series C preferred issue (the "Preferred Stock") owned by Deephaven Private Placement Trading Ltd. Upon the sale of Common Stock, Messrs. Lubeck, Hartman and Makoff resigned as directors, and three nominees of LHT were appointed to the Board: Mr. Mayrhuber, as Chairman, and Messrs. Gallus and Stoecker.

      Indemnification by Selling Shareholders. In connection with the transactions described above, the Selling Shareholders and the Company entered into an Indemnification Agreement, dated September 20, 2000, under which the Selling Shareholders agreed to partially indemnify the Company for certain liabilities, damages, expenses and judgments, including reasonable attorneys' fees, that the Company may incur in connection with any claim, lawsuit or proceeding against the Company by First Union Securities, Inc., relating to the Company's October 1, 1999, agreement and related engagement with First Union Securities. In October 2000, an arbitration proceeding was commenced against the Company by First Union Securities in which First Union Securities is seeking, among other things, $900,000 relating to compensation it alleges is owed from the Company, in part, as a result of the closing of the transactions with LHT described in this section. The Company accrued in fiscal year 2000 all unindemnified liabilities, costs and expenses which may arise from this arbitration proceeding.

      Subordinated Loan Agreement. On September 20, 2000, the Company and LHT entered into a Loan Agreement (the "Loan Agreement") pursuant to which LHT provided the Company a $9,300,000 subordinated loan for a term of three years at an interest rate equal to the higher of (a) 10% per annum or (b) 5% per annum plus USD LIBOR up to the maximum amount allowable by law, provided such rate did not exceed 11%. The Loan Agreement contained certain covenants, among others, regarding the Company's use of the proceeds, and certain corporate rights and actions, some of which continue in the debt conversion agreement described below. Amounts owed to LHT under the Loan Agreement were converted into shares of the Company's Common Stock on March 16, 2001 as discussed below. As part of, and in connection with, the Loan Agreement, the Company and LHT also entered into the Shareholder Rights and Voting Agreement discussed below.

      Issuance of Warrant. In connection with the Loan Agreement, the Company issued LHT a Common Stock purchase warrant (the "LHT Warrant"). As described above under Proposal Two, the Company is presenting the LHT Warrant for the shareholders' approval at the Meeting. If approved, the LHT Warrant would entitle LHT to purchase 2,500,000 shares of the Company's Common Stock, at an exercise price of $4.25 per share until September 19, 2001.

      Shareholder Rights and Voting Agreement. The Company, David L. Lokken, Brian Carr, Michael Riley and Dennis Biety (collectively, the "Management Shareholders"), and LHT also entered into a Shareholder Rights and Voting Agreement, dated September 20, 2000 (the "Shareholder Rights Agreement"), pursuant to which the Management Shareholders granted LHT the right of first refusal to purchase a total of 196,342 shares of Common Stock owned by the Management Shareholders, plus up to an additional 129,786 shares of Common Stock that the Management Shareholders could acquire upon the exercise of outstanding options held by them (an amount now equal to 100,945 shares subsequent to the termination of Mr. Biety's options following the end of his employment). LHT also was granted proxies from the Management Shareholders to vote all of such shares on all matters put to shareholders for their approval. LHT obtained certain preemptive rights to purchase shares from the Company so long as LHT does not hold 51% of the seats on the Company's Board of Directors and more than 40% (but less than 51%) of the outstanding stock of the

Company determined on a fully-diluted basis. Pursuant to the Shareholder Rights Agreement and corresponding provisions of the Loan Agreement that were continued in the February 6, 2001 agreement with LHT to convert the Loan Agreement indebtedness as described below, the Company granted LHT, among other things, the rights to cause the Company to establish a classified board in accordance with the Company's charter documents and to nominate three members of the Board of Directors of the Company (including the right to nominate the successors to those nominees), each to serve as a Class II director upon establishment of a classified board, and to cause the Company to increase the size of the Board from seven to nine directors as permitted by the Company's Bylaws, and, in that event, to nominate for election the two additional directors, one as a Class I director and one as a Class II director. The Company agreed that neither LHT nor any directors it nominates to the board would have any obligation to disclose information regarding technology, investments, products or other matters, and the Company waived any claim against LHT or those directors to the extent permitted by law so they pursue opportunities based on such information.

      The Company also agreed not to propose any amendment to its outstanding Rights Agreement, dated as of March 10, 1999 and as amended on August 15, 2000, that would prevent, discourage or hinder LHT or its affiliates in acquiring at least 51% of the outstanding Common Stock of the Company. An August 15, 2000 amendment to the Rights Plan expressly waived the application of the Rights Plan to LHT or its affiliates. The Company agreed to file all reports required under the federal securities laws and provide information and take reasonable actions as requested to facilitate possible future sales of Common Stock by LHT or Management Shareholders. The Company further agreed to maintain current provisions of its charter documents providing for exculpation and indemnification of its directors to the fullest extent permitted by law, and not to issue any stock options, warrants or similar securities to senior management of the Company unless the recipient agrees to be bound by the Shareholder Rights Agreement.

      Voting and Indemnity Agreement. As part of the Loan Agreement, the Company and LHT entered into a Voting and Indemnity Agreement, dated September 20, 2000, under which the Company agreed to indemnify LHT and its "Affiliates" and "Representatives" (as defined therein) against all "Losses" (as defined therein) arising out of, or in connection with, or as a result of, LHT's voting in favor of the LHT Warrant at the shareholders meeting at which it is presented for approval, the failure of the shareholders to approve the LHT Warrant, or if a majority of the shareholders (other than LHT) vote against approval of the LHT Warrant.

      Registration Rights Agreement. On September 20, 2000, the Company entered into a Registration Rights Agreement with LHT under which the Company agreed, at LHT's request, to file a registration statement under federal securities laws covering all or any part of the "Registrable Securities" (as defined therein) held by LHT, and granted LHT certain "piggyback" registration rights and rights to registration of LHT's Registrable Securities on Form S-3.

      Loan Participation with Heller. On September 20, 2000, LHT also became a junior participating lender in the Heller Financial Inc. loan to the Company by funding $10,000,000 of the Heller loan facility. In October 2000, the Heller loan facility was terminated and replaced by a new senior loan facility described below.

      New Senior Loan Facility. In October 2000, the Company entered into a loan agreement with Landesbank Hessen-Thuringen Girozentrale and Kreditanstalt fur Wiederaufbau (collectively, the "Banks"), under which the Banks provided term loans of $45,000,000 to the Company and 14,000,000 British Pounds ("sterling") to its UK subsidiary. LHT will receive an annual fee from the Banks in an amount between $355,000 and $450,000 for its services in introducing the Company to the Banks and assisting in facilitating the closing of the loans to the Company, agreeing to provide continuing advisory services to the Banks on industry matters, and a commission equal to 2.7% of the outstanding loan amounts per year for guaranteeing the Company's obligations to the Banks under the sterling loan.

      Waiver of Redemption Rights. On December 11, 2000, in order to conserve the Company's cash LHT voluntarily executed a Waiver to waive its right to require the Company to redeem any of the Company's Preferred Stock and Underlying Shares (as defined in the Certificate of Determination for the Series C Preferred Stock).

      Conversion of Preferred Stock. In December 2000, LHT converted, in full, the Series C Stock and a portion of the accrued Series C Stock dividends into 1,164,386 shares of Common Stock (including 57,404 shares attributable to accrued dividends) at $2.71007 per share. The conversion price and other terms of the conversion were determined in accordance with the provisions of the Series C Stock. As described above, LHT will be entitled to receive an additional 35,582 shares of Common Stock attributable to the remaining $96,431 of accrued and unpaid dividends on the Series C Stock assuming that Proposal Three is approved at the Meeting. The purpose of the conversion was to increase LHT's equity position in the Company, to assist the Company in improving its debt-to-equity ratio and net tangible assets (which helped the Company to comply with Nasdaq maintenance requirements), and to assist the Company in avoiding certain prepayment obligations under its new senior loan agreement with the Banks that would have become effective if LHT did not own or control more than 50% of the share capital and voting rights of the Company by December 30, 2000.

      In accordance with the provisions of the Preferred Stock, accrued dividends of 35,582 shares owed to LHT can not be paid without shareholders' approval. The Company also is seeking approval to pay these accrued dividends at the Meeting. If such approval is not obtained, LHT may, at its option, receive instead a cash payment of $96,431, plus accrued interest at 18% per annum, for the dividends.

      Conversion of Subordinated Debt. On February 6, 2001, the Company and LHT entered into an agreement under which LHT agreed to exchange $9,803,000 of principal and accrued interest owed to it under the Loan Agreement into shares of the Company's Common Stock at an exchange price of $3.125 per share. The exchange price of $3.125 was determined by the average of the closing bid prices on the five trading days immediately prior to February 6, 2001. On March 16, 2001, the Company completed the exchange by issuing to LHT 3,136,952 shares of its Common Stock. This exchange served to increase shareholders' equity and net tangible assets by $7,203,000 (representing the $6,700,000 carrying value of the indebtedness plus accrued interest of $503,000). The exchange agreement also contained certain covenants by the Company, including, among others, agreements by the Company not to enter into certain stock transactions without the prior written consent of LHT, to seek shareholder approval of the LHT Warrant, to seek to increase the size of the Board of Directors from seven to nine, to establish a classified board and allow LHT to nominate one Class II director and one Class I director upon such increase, and not to adopt any amendment to the Rights Agreement that would be adverse to LHT (as defined therein).

      Operating Transactions with LHT. In the ordinary course of business, the Company enters into subcontracting transactions with LHT to provide overhaul services. During 2000, the Company derived revenue of $465,000 from overhaul services provided to LHT.

      Revolving Line of Credit. On June 8, 2001, LHT entered into a Revolving Credit Facility Agreement (the "Facility") with the Company and its UK subsidiary through which LHT will provide a revolving line of credit to the UK subsidiary to facilitate certain capital investments and to supplement the UK subsidiary's general working capital. The Facility, which may be drawn up to an aggregate amount of 5.2 million British pounds sterling (approximately US $7.4 million), must be repaid within 364 days of the date of the agreement and will bear interest, payable monthly, at a daily average rate of 270 basis points over the London Sterling Overnight Index Average (approximately 8% currently).

      To obtain the consent of the Banks for the Facility, LHT entered into a Guarantee Agreement on June 8, 2001 with the Banks. Under the Guarantee Agreement, LHT agreed to provide a guarantee (the "Guarantee") to secure the claims of the Banks under the $45 million senior loan facility between the Banks and the Company discussed above. In consideration for the Guarantee, the Banks entered into a Guarantee Commission Agreement with LHT on June 8, 2001 whereby the Banks agreed to pay LHT a commission equal to 1.95% per annum on the amounts drawn under the senior loan facility by the Company. In addition, the Banks executed letter agreements confirming that any amounts drawn by the UK subsidiary pursuant to the Revolving Credit Facility Agreement will not be taken into account in determining the Company's or the UK subsidiary's compliance with the senior loan facility.

      Cooperation Agreement. On July 11, 2001, the Company and its UK subsidiary entered into a Cooperation Agreement and General Supporting Contract of indefinite duration with LHT. The Cooperation Agreement established areas of cooperation between Hawker and LHT related to aircraft component and landing gear services jointly provided by both companies to our combined customer base. The General Supporting Contract describes the procedures, terms and conditions under which Hawker and LHT shall together perform the services contemplated under the Cooperation Agreement.

Transactions with Former Shareholders and Directors

      Unique Loan. The Company previously had a $2,500,000 long-term loan with Unique. Three of the principal shareholders of Unique served as directors of the Company from 1996 through 2000. Interest paid or accrued on this loan during 2000 amounted to $311,228. Following the closing of the Loan Agreement with LHT, this loan was repaid in full.

      Unique Management and Termination Fees. Commencing in January 1999, the Company began paying monthly management fees of $12,500 to Unique pursuant to a November 1997 management services agreement. The management services agreement was terminated upon the closing of the Company's Loan Agreement with LHT. In August 2000, the Board of Directors authorized the payment of an additional one-time termination fee of $150,000 to Unique upon the closing of the Loan Agreement with LHT. Unique also received $14,359 in 2000 for reimbursed expenses related to services performed for the Company by Unique and its principals.

      Letter of Credit. In June 1999, Melanie L. Bastian, a former principal shareholder of the Company, established a $2,500,000 letter of credit which secured the Company's obligations on a certain debt instrument with Heller Financial Inc. Ms. Bastian was released from this obligation upon the payment by the Company of all outstanding Heller obligations.

                             INDEPENDENT AUDITORS

      The Company's independent auditors for the fiscal years ended December 31, 1998 and 1999, were Ernst & Young LLP. In November 2000, the Board of Directors selected Deloitte & Touche LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

      As previously reported in its Form 8-K filed with the Securities and Exchange Commission on June 28, 2000, the decision to change the Company's independent auditors was recommended by the Company's Audit Committee and approved by the full Board of Directors.

      As also reported in the Company's 8-K, none of the reports of Ernst & Young LLP on the financial statements of the Company for the past two fiscal years of the Company contained any adverse opinion or disclaimer, or was qualified or modified as to uncertainty, audit scope or accounting principles, and there also were no disagreements with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure during the two most recent fiscal years or during 2000.

      A copy of the letter of Ernst & Young LLP, dated June 27, 2000, confirming the information reported in the Company's 8-K is attached as Annex D to this Proxy Statement.

      Representatives of Deloitte & Touche LLP are expected to be present and available to answer questions at the Meeting.

                            ADDITIONAL INFORMATION

      Accompanying this Proxy Statement is the Company's Annual Report to Shareholders. The Company's Annual Report on Form 10-K, including financial statements but excluding other exhibits, will be furnished without charge to shareholders upon written request. Requests may be made to Mr. Philip M. Panzera, Hawker Pacific Aerospace, 11420 Sherman Way, Sun Valley, California 91352-4942.

                      SUBMISSION OF SHAREHOLDER PROPOSALS

      Shareholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at the 2002 annual shareholders meeting, must be received by the Company no later than ___________, 2002, to be included in the proxy material for such Meeting. It is recommended that shareholders submitting proposals direct them to the Company's Executive Vice President by U.S. certified mail, return receipt requested, in order to ensure and document timely delivery.

                                 OTHER MATTERS

      The Board of Directors knows of no matter to come before the Meeting other than as specified herein. If other business should, however, be properly brought before the Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

      SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                   By Order of the Board of Directors,


                                   Philip M. Panzera
                                   Secretary
August ___, 2001

                                    ANNEX A
                                    -------

                                      IV.

     A. This Article FOUR shall become effective only when this corporation becomes a listed corporation within the meaning of Section 301.5 of the California General Corporations Law ("California Law"), which section provides that a listed corporation means a corporation with outstanding shares listed on the New York Stock Exchange or the American Stock Exchange or a corporation with outstanding securities designated as qualified for trading as a national market system security on the National Association of Securities Dealers Automatic Quotation System (or any successor national market system) if the corporation has at least 800 holders of its equity securities as of the record date of the corporation's most recent annual meeting of shareholders.

     B. Upon the effectiveness of this Article FOUR, the Board of Directors shall be classified into two classes, as nearly equal in numbers as the then total number of directors constituting the entire Board of Directors permits, the members of each class to serve for a term of two years. If the number of directors is not divisible by two, the extra director shall be assigned to the first class of directors.

     C. Upon the effectiveness of this Article FOUR, the election of directors by the shareholders shall not be by cumulative voting. At each election of directors, each shareholder entitled to vote may vote all the shares held by that shareholder for each of several nominees for director up to the number of directors to be elected. The shareholder may not cast more votes for any single nominee than the number of shares held by the shareholder.

     D. At the first annual meeting of shareholders held after the effectiveness of this Article FOUR, directors of the first class shall be elected to hold office for a term expiring at the next succeeding annual meeting of shareholders, and directors of the second class shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders. At each subsequent annual meeting of shareholders, the successors to the class of directors whose term shall then expire shall be elected to hold office for a term expiring at the second succeeding annual meeting of shareholders.

     E. If at any time this corporation ceases to be a listed corporation as defined in Section 301.5 of the California Law, at each succeeding annual meeting of shareholders where the existing term of a class of directors is expiring, the directors of each such class shall then be elected for a term expiring in one year until all directors are elected for one year terms. The election of all directors at the annual meeting of shareholders for a term of one year shall continue until the corporation once again qualifies as a listed corporation within the meaning of Section 301.5 of the California Law, and the foregoing provisions of this Article FOUR shall be reinstated.

                                    ANNEX B
                                    -------

                                                                  EXECUTION COPY

NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREUNDER AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES OR BLUE SKY LAWS.

Dated:  September 20, 2000

                                    WARRANT

                     To Purchase Shares of Common Stock of

                           HAWKER PACIFIC AEROSPACE

                          Expiring September 19, 2001

     THIS IS TO CERTIFY THAT, for value received, Lufthansa Technik AG or its designated assigns (the "Holder") is entitled to purchase from Hawker Pacific
                         ------
Aerospace, a California corporation (with its successors, the "Company"), at any
                                                               -------
time or from time to time between the Effective Date (as defined herein) and 5:00 p.m., Los Angeles, California time, on September 19, 2001 (the "Expiration
                                                                      ----------
Date"), at the place where the Warrant Agency (as defined herein) is located, at
----
a price per share equal to the Exercise Price (as defined herein), the number of shares of common stock of the Company, par value $0.01 per share (the "Common
                                                                       ------
Stock") which is the Exercise Amount (as defined herein) shown above, all
-----
subject to adjustment and upon the terms and conditions hereinafter provided, and is entitled also to exercise the other appurtenant rights, powers and privileges hereinafter described.

     This Warrant entitles the Holder to purchase, subject to shareholder approval, the Exercise Amount, as adjusted pursuant to Article V. This Warrant has been issued pursuant to that certain Loan Agreement by and between the Company and the Holder dated September 20, 2000 (the "Loan Agreement"). The
                                                      --------------
Company acknowledges that the Holder is further entitled to certain benefits as set forth in the Shareholders Rights and Voting Agreement dated as of September 20, 2000 among the Company, the Holder, and shareholders set forth therein (as amended from time to time, the "Shareholders Rights Agreement"). The Company
                                -----------------------------
shall keep a copy of the Shareholders Rights Agreement, the Loan Agreement and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request.

                                  ARTICLE II

                                  DEFINITIONS

     The following terms, as used in this Warrant, have the following meanings:

     "Business Day" means a day other than (i) Saturday, (ii) Sunday, or (iii)
      ------------
any day on which banks located in New York, New York or Hamburg, Germany are generally closed.

     "Capital Reorganization" has the meaning set forth in Section 5.5.
      ----------------------

     "Cashless Exercise" shall have the meaning set forth in Section 2.1(b)(vi).
      -----------------

     "Cashless Loan Exercise" shall have the meaning set forth in Section
      ----------------------
2.1(b)(ii).

     "Cashless Principal Only Exercise" shall have the meaning set forth in
      --------------------------------
Section 2.1(b)(iii).

     "Cashless Interest Only Exercise" shall have the meaning set forth in
      -------------------------------
Section 2.1(b)(iv).

     "Closing Price" on any day means (a) if the Common Stock is listed or
      -------------
admitted for trading on a national securities exchange, the reported last sales price regular way or, if no such reported sale occurs on such day, the average of the closing bid and asked prices regular way on such day, in each case on the principal national securities exchange on which Common Stock is listed or admitted to trading, or (b) if Common Stock is not listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market on such day as reported by NASDAQ or any comparable system.

     "Common Stock" has the meaning set forth in the first paragraph of this
      ------------
Warrant, subject to adjustment pursuant to Article V.

     "Common Stock Distribution" has the meaning set forth in Section 5.3(a).
      -------------------------

     "Common Stock Reorganization" has the meaning set forth in Section 5.2.
      ---------------------------

     "Company" has the meaning set forth in the first paragraph of this Warrant.
      -------

     "Convertible Securities" has the meaning set forth in Section 5.3(b).
      ----------------------

     "Effective Date" means the date hereof which is also date on which the
      --------------
Holder extends the loan to the Company as provided in the Loan Agreement.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and
      ------------
any successor Federal statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "Exercise Amount" means 2,500,000 shares of Common Stock, assuming
      ---------------
shareholder approval is obtained in accordance with Section 2.7.

     "Exercise Price" means $4.25 per share of Common Stock, subject to
      --------------
adjustment pursuant to Article V.

     "Expiration Date" has the meaning set forth in the first paragraph of this
      ---------------
Warrant.

     "Fair Market Value" means fair market value as determined in good faith by
      -----------------
the Board of Directors of the Company after consultation with and receipt of a written report thereon from an independent investment bank of national standing selected by the Company and reasonably acceptable to the Holder (which written report will be made available to the Holder prior to any determination of fair market value).

     "Fully Diluted Basis" means, with respect to any determination or
      -------------------
calculation, that such determination or calculation is performed on a fully diluted basis as determined in accordance with GAAP.

     "GAAP" means U.S. generally accepted accounting principles as in effect
      ----
from time to time.

     "Holder" has the meaning set forth in the first paragraph of this Warrant.
      ------

     "Holder Control" shall have the meaning set forth in Section 5.3 of this
      --------------
Warrant.

     "Loan Agreement" has the meaning set forth in the second paragraph of this
      --------------
Warrant.

     "Market Price" means, on any date, the unweighted average of the daily
      ------------
Closing Prices per share of Common Stock for the five consecutive Business Days prior to such date; provided that for purposes of the application of Section 5.3 to a Common Stock Distribution pursuant to a public offering registered under the Securities Act, "Market Price" means the Closing Price per share of Common Stock on the Business Day immediately preceding the effective date of the registration statement with respect to such public offering; and provided further that if the Common Stock is not listed or admitted to trading on any national securities exchange, nor reported on NASDAQ or any comparable system, "Market Price" means the Fair Market Value of a share of Common Stock (determined without giving effect to any discount for (i) a minority interest or (ii) any lack of liquidity of the Common Stock).

     "NASD" means The National Association of Securities Dealers, Inc.
      ----

     "NASDAQ" means The National Association of Securities Dealers, Inc.
      ------
Automated Quotation System.

     "Note" has the meaning set forth in Section 2.1(b)(ii).
      ----

     "Options" has the meaning set forth in Section 5.3(b).
      -------

     "Person" means any natural person, corporation, limited liability company,
      ------
limited partnership, general partnership, limited liability partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any government agency or political subdivision thereof.

     "Registration Rights Agreement" means that certain registration rights
      -----------------------------
agreement of even date herewith by and between the Company and the Holder.

     "Securities Act" means the Securities Act of 1933, or any similar Federal
      --------------
statute, and the rules and regulations of the Securities and Exchange Commission (or its successor) thereunder, all as the same shall be in effect at the time.

     "Special Dividend" has the meaning set forth in Section 5.4.
      ----------------

     "Shareholders Rights Agreement" has the meaning set forth in the second
      -----------------------------
paragraph of this Warrant.

     "Warrant Agency" has the meaning set forth in Section 3.1.
      --------------

     "Warrant Shares" means the shares of Common Stock issuable upon the
      --------------
exercise of this Warrant under the Exercise Amount.

     "Warrant" shall mean this Warrant issued in accordance with Section 3.1 of
      -------
the Loan Agreement, as the same may be amended from time to time, and all warrants issued upon transfer, division or combination of, or in substitution for, this Warrant. All Warrants so issued shall at all times be identical as to terms and conditions, except as to the number of shares of Common Stock for which a Warrant may be exercised.

                                  ARTICLE III

                             EXERCISE OF WARRANTS

     SECTION 3.1  Method of Exercise.

               (a) To exercise this Warrant in whole or in part, the Holder shall deliver on any Business Day to the Company, at the Warrant Agency:

                    (i)   this Warrant;

     A. a written notice of the Holder's election to exercise this Warrant ("Election Notice"), which notice shall specify the number of shares of Common
  ---------------
Stock to be purchased (which shall be a whole number of shares if for less than all the shares then issuable hereunder), the denominations of the share certificate or certificates desired and the name or names in which such certificates are to be registered; and

                    (ii) payment of the Exercise Price with respect to such shares in accordance with Section 2.1(b).

               (b) Payment of the Exercise Price with respect to any shares may be made, at the option of the Holder, by any of the following methods:

               (c) by wire transfer of immediately available funds in U.S. Dollars in an amount equal to (A) the Exercise Price times (B) the number of Warrant Shares as to which this Warrant is being exercised,

               (d) presentment of the Company's Note dated September 20, 2000, or as amended in accordance with Section 2.11 of the Loan Agreement (the "Note") for cancellation, to the extent that any principal and accrued interests remain unpaid under such Note as of the time of such presentment and to the extent that such aggregate unpaid principal and interest equals (x) the Exercise Price multiplied by (y) the number of Warrant Shares as to which this Warrant is being exercised (the "Cashless Loan Exercise"),

               (e) presentment of the Note for partial cancellation of the principal only to the extent such aggregate unpaid principal equals (A) the Exercise Price multiplied by (B) the number of Warrant Shares as to which this Warrant is being exercised (the "Cashless Principal Only Exercise");

               (f) presentment of the Note for partial cancellation of the accrued but unpaid interest only to the extent such interest equals (A) the Exercise Price multiplied by (B) the number of Warrant Shares as to which this Warrant is being exercised (the "Cashless Interest Only Exercise");

               (g)  any combination of clauses (i) - (iv); or

               (h) the Holder may surrender this Warrant to the Company together with a notice of cashless exercise, in which event the Company shall issue to the Holder the number of Warrant Shares determined as follows (the "Cashless Exercise"):

     X = Y (A-B)/A

     Where:

     X = the number of Warrant Shares to be issued to the Holder.

     Y = the number of Warrant Shares with respect to which this Warrant is being exercised.

     A = the average of the closing trading prices of the Common Stock for the ten (10) trading days immediately prior to (but not including) the Date of Exercise.

     B = the Exercise Price.

                    (i) For purposes of Rule 144 promulgated under the Securities Act, it is intended, understood and acknowledged that the Warrant Shares issued in a Cashless Exercise transaction shall be deemed to have been acquired by the Holder, and the holding period for the Warrant Shares shall be deemed to have commenced, on the issue date.

                    (j) The Company shall, as promptly as practicable and in any event within ten (10) Business Days after receipt of such notice and payment, execute and deliver or cause to be executed and delivered, in accordance with such notice, a certificate or certificates representing the aggregate number of shares of Common Stock specified in the Election Notice together with cash in lieu of any fractions of a share as provided in Section
2.3. The share certificate or certificates so delivered shall be in such denominations as may be specified in the Election Notice, and shall be issued in the name of the Holder or such other name or names as shall be designated in the Election Notice. This Warrant shall be deemed to have been exercised and such certificate or certificates shall be issued, and the Holder or any other Person so designated to be named therein shall be deemed for all purposes to have become a holder of record of such shares of Common Stock, effective as of the date the aforementioned notice and payment is received by the Company. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of such certificate or certificates, deliver to the Holder a new Warrant evidencing the rights to purchase the remaining shares of Common Stock called for by this Warrant, which new Warrant shall in all other respects be identical with this Warrant, or, at the request of the Holder, appropriate notation may be made on this Warrant which shall then be returned to the Holder. If this Warrant shall have been exercised by in accordance with Section 2.1(b)(ii) of Section 2.1(b)(iii) 2.1(b)(iv) or 2.1(b)(v), in whole or in part, and the payment of the Exercise Price is less than the outstanding principal and accrued interest then owed under the Note such exercise of the Warrant shall act as only a partial cancellation of the Note and the Company shall, upon the issuance of the number of shares specified in the Election Notice, issue an amended promissory note to the Holder for the amount of the outstanding principal immediately following such exercise of the Warrant, assuming Company does not pay in full the Remaining Balance (as defined in the Loan Agreement) on the date of issuance of such Warrant Shares.

                    (k) At any time during the period of the date of this Warrant to the Expiration Date, the Holder shall be entitled to exercise this Warrant to purchase up to either (A) the Initial Exercise Amount or (B) the Initial Exercise Amount plus the Subsequent Exercise Amount at the Exercise Price, as adjusted pursuant to Article V. The Holder's right to exercise this Warrant under this section 2.1(c) shall expire at 5:00 p.m., Los Angeles, California time, on September 19, 2001.

                    (l) This Warrant shall be exercisable, at the election of the Holder, either in whole or in part from time to time.

                    (m) The Company shall pay all expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of share certificates and new Warrants.

     SECTION 3.2   Shares to be Fully Paid and Nonassessable; Listing of
                   -----------------------------------------------------
Additional Shares. All shares of Common Stock issued upon the exercise of this
-----------------
Warrant are duly authorized, validly issued and nonassessable, free and clear of all claims, liens, pledges, options, preemptive rights and liens or encumbrances of any kind and the Holder shall acquire complete and absolute legal, marketable and equitable title to such Common Stock. All shares of Common Stock issued upon the exercise of this Warrant shall be duly listed or quoted on the applicable national securities exchange or NASDAQ, as the case may be.

     SECTION 3.3   No Fractional Shares Required to be Issued. The Company shall
                   ------------------------------------------
not be required to issue any fractions of shares of Common Stock upon exercise of this Warrant. If any fraction of a share would, but for this Section 2.3, be issuable upon final exercise of this Warrant, in lieu of such fractional share the Company shall pay to the Holder, in cash, an amount equal to the same fraction of the Market Price per share of Common Stock on the Business Day on the date of such exercise.

     SECTION 3.4   Share Legend.  Each certificate for shares of Common Stock
                   ------------
issued upon exercise of this Warrant, unless at the time of exercise such shares are registered under the Securities Act, shall bear the following legend:

          "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF IN VIOLATION OF APPLICABLE SECURITIES LAWS. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OTHER THAN PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT 1933. THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A SHAREHOLDERS RIGHTS AND VOTING AGREEMENT BY AND AMONG THE COMPANY, THE SHAREHOLDERS NAMED THEREIN AND THE HOLDER (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID SHAREHOLDERS RIGHTS AND VOTING AGREEMENT."

     Any certificate issued at any time in exchange or substitution for any certificate bearing such legend (except a new certificate issued upon completion of a public offering pursuant to a registration statement under the Securities
Act) shall also bear such legend unless, in the opinion of counsel selected by the holder of such certificate (who may be an employee of such holder) and reasonably acceptable to the Company, the securities represented thereby need no longer be subject to restrictions on resale under the Securities Act.

          (a)  Reservation.  The Company has duly reserved and will keep
               -----------
available for issuance upon exercise of the Warrants the total number of Warrant Shares, as adjusted pursuant to Article V, deliverable from time to time upon exercise of all Warrants from time to time outstanding. The Company will not permit the par value of a share of Common Stock to be greater than the Exercise Price per share without the consent of the Holder.

  SECTION 3.5  Shareholders Rights.  All shares of Common Stock issued upon the
               -------------------
exercise of this Warrant shall be subject to and entitled to all rights and benefits held by the Investor (as defined therein) under the Shareholders Rights Agreement.

  SECTION 3.6  Adjustment to Exercise Amount.  Pursuant to Section 5.19 of the
               -----------------------------
Loan Agreement, the Company has undertaken to recommend and to seek the approval of its shareholders for the issuance pursuant to the Warrant of the Exercise Amount. Concurrent with, and conditioned upon, the Company's obtaining such shareholder approval, the number of shares of Common Stock issuable upon exercise of this Warrant shall be the Exercise Amount.

                                  ARTICLE IV

                    WARRANT AGENCY; TRANSFER; EXCHANGE AND
                            REPLACEMENT OF WARRANTS

     SECTION 4.1  Warrant Agency. As long as any of the Warrants remain
                  --------------
outstanding, the Company shall perform the obligations of and be the warrant agency with respect to the Warrants (the "Warrant Agency") at its address set forth in the Section 6.1 or at such other address as the Company shall specify by notice to the Holder.

     SECTION 4.2  Ownership of Warrant.  The Company may deem and treat the
                  --------------------
person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by any person other than the Company) for all purposes and shall not be affected by any notice to the contrary, until due presentment of this Warrant for registration of transfer as provided in this Article III.

     SECTION 4.3  Transfer to Comply with the Securities Act.  This Warrant
                  ------------------------------------------
has not been registered under the Securities Act, and has been issued to the Holder for investment and not with a view to the distribution of either the Warrant or the Warrant Shares. Neither this Warrant nor any of the Warrant Shares or any other security issued or upon exercise of this Warrant may be sold, transferred, pledged or hypothecated in the absence of an effective registration statement under the Act relating to such security or an opinion of counsel satisfactory to the Company that registration is not required under the Act. Each certificate for the Warrant, the Warrant Shares and any other security issued or issuable upon exercise of this Warrant shall contain a legend in form set forth in Section 2.4 hereof which sets forth the restrictions on transfer contained in this Section.

     SECTION 4.4  Transfer of Warrant.  Subject to compliance with Section 3.3,
                  -------------------
this Warrant shall be transferable and assignable by the Holder hereof in whole or in part from time to time to any other Person, without the prior consent of the Company. The Company agrees to maintain at the Warrant Agency books for the registration of transfers of the Warrant, and transfer of this Warrant and all rights hereunder shall be registered, in whole or in part, on such books, upon surrender of this Warrant at the Warrant Agency, together with a written assignment of this Warrant duly executed by the Holder or its duly authorized agent or attorney, with signatures guaranteed by a bank or trust company or a broker or dealer registered with the NASD, and funds sufficient to pay any transfer taxes payable upon such transfer, unless such transfer is to an Affiliate of the Holder in which case Company shall pay the transfer taxes.
Upon surrender and, if required, such payment and compliance with the requirements of any legend set forth thereon, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees and in the denominations specified in the instrument of assignment (which shall be whole numbers of shares only) and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be canceled.

     SECTION 4.5  Division or Combination of Warrants.  This Warrant may be
                  -----------------------------------
divided or combined with other Warrants upon presentment of this Warrant and of any other Warrants with which this Warrant is to be combined at the Warrant Agency, together with a written notice specifying the names and denominations (which shall be whole numbers of shares only) in which the new Warrant or Warrants are to be issued, signed by the holders hereof and thereof or their respective duly authorized agents or attorneys. Subject to compliance with
Section 3.4 as to any transfer or assignment which may be involved in the division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice.

     SECTION 4.6  Loss, Theft, Destruction or Mutilation of Warrant
                  -------------------------------------------------
Certificates.  Upon receipt of evidence satisfactory to the Company of the
------------
ownership of and the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity or security satisfactory to the Company or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Company will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Common Stock.

     SECTION 4.7  Expenses of Delivery of Warrants.  The Company shall pay all
                  --------------------------------
expenses, taxes and other charges payable in connection with the preparation, issuance and delivery of Warrants hereunder; provided however, the Company shall not pay the transfer taxes involved in the transfer of Warrant Shares or this Warrant in a name other than the Holder or an Affiliate of the Holder.

                                   ARTICLE V

                                CERTAIN RIGHTS

     SECTION 5.1  Rights and Obligations under the Shareholders Rights
                  ----------------------------------------------------
Agreement.  This Warrant is entitled to the benefits and subject to the terms of
---------
the Shareholders Rights Agreement. The Company shall keep or cause to be kept a copy of the Shareholders Rights Agreement, and any amendments thereto, at the Warrant Agency and shall furnish, without charge, copies thereof to the Holder upon request. Upon the exercise of this Warrant, in whole or in part, shares issued to the Holder upon such exercise shall be deemed subject to the Shareholders Rights Agreement and entitled to the full benefits afforded the Investor (as defined therein) under such Shareholders Rights Agreement.

     SECTION 5.2  Financial Statements and Other Information.  The Company will,
                  ------------------------------------------
and will cause its subsidiaries to, maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP, and will deliver to each of the Holder:

                  (a) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed; and

                  (b) with reasonable promptness, such other information and data with respect to the Company or any of its subsidiaries as from time to time may be reasonably requested by the Holder.

     SECTION 5.3 The Company agrees to use its best efforts to ensure that the rights granted hereunder are effective and that the Holder enjoys the benefits thereof. The Company will not, by any voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all of the provisions of this Warrant and in the taking of all such actions as may be necessary or in order to protect the rights of the Holder hereunder against impairment.

     SECTION 5.4 The Company covenants that it (i) will file any reports required to be filed by it under the Securities Act and the Exchange Act, including without limitation Section 13 and 15(d), (ii) shall provide the Holder and prospective purchasers of its respective shares or assigns of this Warrant with the information specified in Rule 144(A), and (iii) will take such further action as the Holder may reasonably request to the extent required from time to time to enable the Holder to sell the Common Stock (and any other shares convertible into Common Stock) beneficially owned by it without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the request of any the Holder, the Company will deliver to such holder a written statement as to whether it has complied with such reporting requirements.

     SECTION 5.5  After the requirement for the restrictive legend described in
Section 2.4 hereof is no longer applicable because such Common Stock held by the Holder are freely transferable under the Securities Act, the Company shall remove such legend upon the request of the Holder of such Common Stock, if outside counsel for such Holder reasonably determines that the transfer of such Common Stock is no longer restricted by the Securities Act and outside counsel for the Company reasonably concurs in such determination.

     SECTION 5.6  Registration Rights.  Upon the exercise of this Warrant, in
                  -------------------
whole or in part, the Holder shall be entitled to the rights and benefits and subject to the limitations as set forth in the Registration Rights Agreement with respect to the registration of any Warrant Shares and any other capital stock of the Company beneficially owned by the Holder.

                                  ARTICLE VI

                            ANTIDILUTION PROVISIONS

     SECTION 6.1  Adjustment Generally.  The Exercise Price and the Initial
                  --------------------
Exercise Amount and the Subsequent Exercise Amount (or other securities or property) issuable upon exercise of this Warrant shall be subject to adjustment from time to time upon the occurrence of certain events as provided in this
Article V; provided that notwithstanding anything to the contrary contained herein, the Exercise Price shall not be less than the par value of the Common Stock.

     SECTION 6.2  Common Stock Reorganization.  If the Company shall subdivide
                  ---------------------------
its outstanding shares of Common Stock (or any class thereof) into a greater number of shares or consolidate its outstanding shares of Common Stock (or any class thereof) into a smaller number of shares (any such event being called a "Common Stock Reorganization"), then (a) the Exercise Price shall be adjusted,
 ---------------------------
effective immediately after the effective date of such Common Stock Reorganization, to a price determined by multiplying the Exercise Price in effect immediately prior to such effective date by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on such effective date before giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization, and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be adjusted, effective at such time, to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Reorganization by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding after giving effect to such Common Stock Reorganization and the denominator of which shall be the number of shares of Common Stock outstanding immediately before such Common Stock Reorganization.

     SECTION 6.3  Common Stock Distribution.
                  -------------------------

     From the Effective Date until the earlier of the time the Holder (i) obtains at least 51% of the seats of the Company's Board of Directors or (ii) owns beneficially 51% or more of the total issued and outstanding shares of capital stock of the Company on a Fully Diluted Basis, the Holder shall be entitled to the rights set forth in this Section 5.3; provided, however, if at any time after either clause (i) or clause (ii) has become effective, the Holder
(x) does not hold 51% of the seats of the Company's Board of Directors and (y) owns beneficially more than 40% but less than 51% of the total issued and outstanding capital stock of the Company on a Fully Diluted Basis then the Holder shall be entitled to the rights set forth in this Section 5.3.

                  (a) If the Company shall issue, sell or otherwise distribute any shares of Common Stock, other than pursuant to a Common Stock Reorganization (which shall be governed by Section 5.2 hereof) (any such event, including any event described in Section 5.3(b) or Section 5.3(c) below, being herein called a "Common Stock Distribution"), for a consideration per share that is less than 85% of the Market Price per share of Common Stock on the date of such Common Stock Distribution, then, effective upon such Common Stock Distribution, the Exercise Price shall be reduced to the lowest of the prices (calculated to the nearest one-thousandth of one cent) determined as provided in clauses (i), (ii) and (iii) below:

                    (i) if the Company shall receive any consideration for the Common Stock issued, sold or distributed in such Common Stock Distribution, the consideration per share of Common Stock received by the Company upon such issue, sale or distribution;

                    (ii) by dividing (A) an amount equal to the sum of (1) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by the then existing Exercise Price, plus (2) the consideration, if any, received by the Company upon such Common Stock Distribution by (B) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution; and

                    (iii) by multiplying the Exercise Price on the Business Day immediately prior to such Common Stock Distribution by a fraction, the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding immediately prior to such Common Stock Distribution multiplied by such Market Price per share on the date of such Common Stock Distribution, plus
(B) the consideration, if any, received by the Company upon such Common Stock Distribution, and the denominator of which shall be the product of (1) the total number of shares of Common Stock outstanding immediately after such Common Stock Distribution multiplied by (2) the Market Price per share on the date of such Common Stock Distribution.

     If any Common Stock Distribution shall require an adjustment to the Exercise Price pursuant to the foregoing provisions of this Section 5.3(a), including by operation of Section 5.3(b) or 5.3(c) below, then, effective at the time such adjustment is made, the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Common Stock Distribution by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after giving effect to such Common Stock Distribution and the denominator of which shall be the sum of the number of shares outstanding immediately before giving effect to such Common Stock Distribution (both calculated on a Fully Diluted Basis) plus the number of shares of Common Stock which the aggregate consideration received by the Company with respect to such Common Stock Distribution would purchase at the Market Price per share of Common Stock on the date of such Common Stock Distribution. In computing adjustments under this paragraph, fractional interests in Common Stock shall be taken into account to the nearest one-thousandth of a share.

     The provisions of this Section 5.3(a), including by operation of Section 5.3(b) or 5.3(c) below, shall not operate to increase the Exercise Price or reduce the number of shares of Common Stock subject to purchase upon exercise of this Warrant.

               (b) If after the date hereof the Company shall issue, sell, distribute or otherwise grant in any manner (including by assumption) any rights to subscribe for or to purchase, or any warrants or options for the purchase of Common Stock or any stock or securities convertible into or exchangeable for Common Stock (such rights, warrants or options being herein called "Options" and
                                                                    -------
such convertible or exchangeable stock or securities being herein called "Convertible Securities"), whether or not such Options or the rights to convert
 ----------------------
or exchange any such Convertible Securities in respect of such Options are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities in respect of such Options (determined by dividing
(i) the aggregate amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, plus, in the case of Options to acquire Convertible Securities, the minimum aggregate amount of additional consideration, if any, payable upon the issuance or sale of such Convertible Securities and upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Market Price per share of Common Stock on the date of granting such Options, then, for purposes of Section 5.3(a) above, the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued as of the date of granting of such Options and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration of such price per share, determined as provided above, therefor. Except as otherwise provided in this Warrant (including Sections 5.3(d) and 5.3(f) below), no additional adjustment of the Exercise Price shall be made upon the actual exercise of any Options or upon conversion or exchange of any Convertible Securities, notwithstanding any change in the Market Price between the date of issuance, sale, distribution or grant and the date of exercise, conversion or exchange.

               (c) If the Company shall issue, sell or otherwise distribute (including by assumption) any Convertible Securities, whether or not the rights to exchange or convert thereunder are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (i) the aggregate amount received or receivable by the Company as consideration for the issuance, sale or distribution of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (ii) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price per share of Common Stock on the date of such issuance, sale or distribution, then, for purposes of Section 5.3(a) above, the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued as of the date of the issuance, sale or distribution of such Convertible Securities and thereafter shall be deemed to be outstanding and the Company shall be deemed to have received as consideration such price per share, determined as provided above, therefor. Except as otherwise provided in this Warrant (including Sections 5.3(d) and 5.3(f) below), no additional adjustment of the Exercise Price shall be made upon the actual conversion or exchange of any Convertible Securities, notwithstanding any change in the Market Price between the date of issuance, sale or distribution and the date of conversion or exchange.

               (d) If (i) the purchase price provided for in any Option referred to in Section 5.3(b) above or the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Section 5.3(b) or 5.3(c) above or the rate at which any Convertible Securities referred to in Section 5.3(b) or 5.3(c) above are convertible into or exchangeable for Common Stock shall change at any time (other than under or by reason of provisions designed to protect against dilution upon an event which results in a related adjustment pursuant to this Article V, in accordance with 5.6(b)), or (ii) any of such Options or Convertible Securities shall have terminated, lapsed or expired, the Exercise Price then in effect shall forthwith be readjusted (effective only with respect to any exercise of this Warrant after such readjustment) to the Exercise Price which would then be in effect had the adjustment made upon the issuance, sale, distribution or grant of such Options or Convertible Securities been made based upon such changed purchase price, additional consideration or conversion rate, as the case may be (in the case of any event referred to in clause (i) of this Section 5.3(d)) or had such adjustment not been made (in the case of any event referred to in clause (ii) of this Section 5.3(d)).

               (e) If the Company shall pay a dividend or make any other distribution upon any capital stock of the Company payable in Common Stock, Options or Convertible Securities, then, for purposes of Section 5.3(a) above, such Common Stock, Options or Convertible Securities shall be deemed to have been issued or sold without consideration.

               (f) If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. If any shares of Common Stock, Options or Convertible Securities shall be issued, sold or distributed for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be deemed to be the Fair Market Value of such consideration, after deduction of any expenses incurred in connection therewith. If any shares of Common Stock, Options or Convertible Securities shall be issued in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the Fair Market Value of such portion of the assets and business of the non-surviving corporation as shall be attributable to such Common Stock, Options or Convertible Securities, as the case may be. If any Options shall be issued in connection with the issuance and sale of other securities of the Company, together comprising one integral transaction, then such Options shall be deemed to have been issued (i) for such consideration as shall be allocated to such Options by the parties thereto, or (ii) in the absence of such an allocation by the parties thereto, by a reasonable determination made in good faith by the Board of Directors of the Company, or (iii) in the absence of such an allocation by the parties thereto and such a determination by the Board of Directors, without consideration.

     SECTION 6.4  Special Dividends.  If the Company shall issue or distribute
                  -----------------
to any holder or holders of shares of Common Stock evidences of indebtedness, any other securities of the Company or any cash, property or other assets (excluding a Common Stock Reorganization or a Common Stock Distribution), whether or not accompanied by a purchase, redemption or other acquisition of shares of Common Stock (any such nonexcluded event being herein called a "Special Dividend"), (a) the Exercise Price shall be decreased, effective
 ----------------
immediately after the effective date of such Special Dividend, to a price determined by multiplying the Exercise Price then in effect by a fraction, the numerator of which shall be the Market Price per share of Common Stock as of such effective date less any cash and the then fair market value of any evidences of indebtedness, securities or property or other assets issued or distributed in such Special Dividend with respect to one share of Common Stock, and the denominator of which shall be such Market Price per share and (b) the number of shares of Common Stock subject to purchase upon exercise of this Warrant shall be increased to a number determined by multiplying the number of shares of Common Stock subject to purchase immediately before such Special Dividend by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such Special Dividend and the denominator of which shall be the Exercise Price in effect immediately after such Special Dividend. A reclassification of Common Stock (other than a change in par value, or from par value to no par value or from no par value to par value) into shares of Common Stock and shares of any other class of stock shall be deemed a distribution by the Company to the holders of such Common Stock of such shares of such other class of stock and, if the outstanding shares of Common Stock shall be changed into a larger or smaller number of shares of Common Stock as part of such reclassification, a Common Stock Reorganization.

     SECTION 6.5  Capital Reorganizations.  If there shall be any consolidation
                  -----------------------
or merger to which the Company is a party, other than a consolidation or a merger of which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a Common Stock Reorganization) in, outstanding shares of Common Stock, or any sale or conveyance of the property of the Company as an entirety or substantially as an entirety, or any recapitalization of the Company (any such event being called a "Capital Reorganization"), then, effective upon the effective date of such
 ----------------------
Capital Reorganization, the Holder shall no longer have the right to purchase Common Stock, but shall have instead the right to purchase, upon exercise of this Warrant, the kind and amount of shares of stock and other securities and property (including cash) which the Holder would have owned or have been entitled to receive pursuant to such Capital Reorganization if this Warrant had been exercised immediately prior to the effective date of such Capital Reorganization. As a condition to effecting any Capital Reorganization, the Company or the successor or surviving corporation, as the case may be, shall execute and deliver to the Holder and to the Warrant Agency an agreement as to the Holder's rights in accordance with this Section 5.5, providing, to the extent of any right to purchase equity securities hereunder, for subsequent adjustments as nearly equivalent as may be practicable to the adjustments provided for in this Article V. The provisions of this Section 5.5 shall similarly apply to successive Capital Reorganizations.

     SECTION 6.6  Adjustment Rules.  Any adjustments pursuant to this Article V
                  ----------------
shall be made successively whenever an event referred to herein shall occur, except that, notwithstanding any other provision of this Article V:

                  (a) no adjustment shall be made to the number of shares of Common Stock to be delivered to the Holder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares previously required to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered; and

                  (b) no adjustment shall be made pursuant to this Article V in respect of the issuance from time to time of shares of Common Stock upon the exercise of the Warrant.

If the Company shall take a record of the holders of its Common Stock for any purpose referred to in this Article V, then (i) such record date shall be deemed to be the date of the issuance, sale, distribution or grant in question and (ii) if the Company shall legally abandon such action prior to effecting such action, no adjustment shall be made pursuant to this Article V in respect of such action.

     SECTION 6.7  Proceedings Prior to Any Action Requiring Adjustment.  As a
                  ----------------------------------------------------
condition precedent to the taking of any action which would require an adjustment pursuant to this Article V, the Company shall take any action which may be necessary, including obtaining regulatory approvals or exemptions, in order that the Company may thereafter validly and legally issue as fully paid and nonassessable all shares of Common Stock which the Holder is entitled to receive upon exercise thereof.

     SECTION 6.8  Notice of Adjustment.  Not less than 10 nor more than 30 days
                  --------------------
prior to the record date or effective date, as the case may be, of any action which requires or might require an adjustment or readjustment pursuant to this
Article V, the Company shall give notice to the Holder of such event, describing such event in reasonable detail and specifying the record date or effective date, as the case may be, and, if determinable, the required adjustment and the computation thereof. If the required adjustment is not determinable at the time of such notice, the Company shall give notice to the Holder of such adjustment and computation promptly after such adjustment becomes determinable.

                                  ARTICLE VII

                                 MISCELLANEOUS

     SECTION 7.1  Notices.  Any notice required or permitted by this Agreement
                  -------
shall be in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or by certified or registered U.S. mail, and addressed to the party to be notified at such party's address as follows:

     If to the Holder:

          Lufthansa Technik AG
          Weg beim Jager 193
          D-22335 Hamburg, GERMANY
          Attention: HAM-TB/B
          Fax: 011 49 40 5070 5366

     with a copy to:

          Wilmer, Cutler & Pickering
          2445 M Street, N.W.
          Washington, D.C. 20037
          Attention: Stephen P. Doyle, Esq.
          Fax: 202 663 6363

     If to the Company to:

          Hawker Pacific Aerospace
          11240 Sherman Way
          Sun Valley, California, 91352
          Attention: Chief Financial Officer
          Fax: 818 765 2416

     SECTION 7.2  Amendment.  This Agreement may not be modified or amended
                  ---------
except by written agreement specifically referring to this Agreement and executed and delivered by the parties hereto.

     SECTION 7.3  Waivers.  No waiver of a breach or default hereunder shall be
                  -------
considered valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

     SECTION 7.4  Governing Law . This Warrant shall be construed in accordance
                  -------------
with and governed by the laws of the State of California (without regard to principles of conflicts of law).

     SECTION 7.5  Binding Effect.  All covenants, stipulations, promises and
                  --------------
agreements in this Warrant contained by and on behalf of the Company or the Holder shall bind its successors and assigns, whether so expressed or not.

     SECTION 7.6  Severability.  In case any one or more of the provisions
                  ------------
contained in this Warrant shall be invalid, illegal or unenforceable in an respect, the validity, legality and enforceability of the remaining provisions contain herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.7  Section Headings.  The section headings used herein are for
                  ----------------
convenience of reference only, are not part of this Warrant and are not to affect the construction of or be taken into consideration in interpreting this Warrant. All references to sections, articles, Exhibits or Schedules shall mean the sections, articles, Exhibits or Schedules of this Agreement. Terms used with initial capital letters will have the meaning specified, applicable to both singular and plural forms, for all purposes of this Agreement. The words "include" and "exclude" and derivatives of those words are used in this Agreement in an illustrative sense rather than a limiting sense.

     SECTION 7.8  Specific Performance.  The Company hereby acknowledge and
                  --------------------
agree that the failure of the Company to perform its obligations under this Warrant, the Shareholders Rights Agreement or the Loan Agreement in accordance with their specific terms or to otherwise comply with such obligations will cause irreparable injury to the Holder for which damages, even if available, will not be adequate remedy. Accordingly, the Company hereby consent to the issuance of injunctive relief to prevent breaches, and to the granting by any such court of the remedy of specific performance of the terms and provisions of this Warrant, the Shareholders Rights Agreement and the Loan Agreement.

                         [signature on following page]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be executed in its corporate name by one of its officers thereunto duly authorized, all as of the day and year first above written.


                                          HAWKER PACIFIC AEROSPACE



                                          By:    s/s Philip M. Panzera
                                                 -----------------------------
                                          Name:  Philip M. Panzera
                                                 -----------------------------
                                          Title: Executive Vice President
                                                 -----------------------------

                                  ASSIGNMENT

            (TO BE EXECUTED BY THE REGISTERED HOLDER IF IT DESIRES
                  AND IS PERMITTED TO TRANSFER THE WARRANT OF
                           HAWKER PACIFIC AEROSPACE)

     FOR VALUE RECEIVED ___________________________________________ hereby sells, assigns and transfers unto _________________________________________ the right to purchase shares of Common Stock evidenced by the within Warrant, and does hereby irrevocably constitute and appoint _______________________________ Attorney to transfer the said Warrant on the books of the Company (as defined in said Warrant) with full power and substitution.

     The undersigned represents and warrants to the Company that this assignment has been effected in compliance with all applicable provisions of said Warrant.



                                              Signature: _________________(SEAL)

                                              Address:   _______________________

                                                         _______________________



Dated:                U
      -----------------

In the presence of



___________________________________    _________________________________
(Witness)                                    (Signature of Witness)

NOTICE: The signature to the foregoing Assignment must correspond to the name as written upon the face of the within Warrant in every particular, without alteration or enlargement or any change whatsoever.

                                 PURCHASE FORM

                (TO BE EXECUTED ONLY UPON EXERCISE OF WARRANT)

The undersigned registered owner of this Warrant irrevocably exercises this Warrant for and purchases Shares of Common Stock of HAWKER PACIFIC AEROSPACE purchasable with this Warrant, and herewith makes payment therefore: (circle the following as applicable)

2.   By cash in the amount of $________.

3.   By bank cashier's check in the amount of $___________.

4.   By certified check in the amount of $_____________.

5. By request for partial satisfaction of the Loan Agreement, dated September 20, 2000, between the Company and the Holder as defined herein.

all at the price and on the terms and conditions specified in this Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or property issuable upon such exercise) be issued in the name of and delivered to ____________________________, whose address is
_____________________________ and, if such shares shall not include all of the shares issuable as provided in this Warrant that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable thereunder be delivered to the undersigned.

Dated:


___________________________________________
(Signature of Registered Owner)


___________________________________________
(Street Address)


___________________________________________
(City)         (State)           (Zip Code)

                                    ANNEX C
                                    -------

                           HAWKER PACIFIC AEROSPACE
                            AUDIT COMMITTEE CHARTER

Organization

     This charter governs the operations of the audit committee. The committee shall review and reassess the charter at lease annually and obtain the approval of the Board of Directors. The committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom are independent of management and the Company. Members of the committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All committee members shall be financially literate, and at least one member shall have accounting or related financial management expertise.

Statement of Policy

     The audit committee shall provide assistance to the Board of Directors in fulfilling their oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the board. In so doing, it is the responsibility of the committee to maintain free and open communication between the committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

Responsibilities and Processes

     The primary responsibility of the audit committee is to oversee the Company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

     The following shall be the principal recurring processes of the audit committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the committee may supplement them as appropriate.

     The committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the audit committee, as representatives of the Company's shareholders. The committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. The committee shall discuss with management and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations.

     The committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, to determine that the independent auditors are satisfied with the disclosure and content of the financial statements to be presented to the shareholders. The committee shall also review any changes in accounting principles, and shall discuss the results of the annual audit and any other matters required to be communicated to the committee by the independent auditors under generally accepted auditing standards. The committee may review, as it deems necessary, the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. The chair of the committee may represent the entire committee for the purposes of this review.

     The committee shall investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if appropriate.

     At the discretion of the chair of the committee, the committee may submit the minutes of committee meetings to the Board, or discuss any relevant matters discussed at such meetings with the Board.

                                    ANNEX D
                                    -------

Ernst & Young LLP
Woodland Hills, California

June 27, 2000

Securities & Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Gentlemen:

     We have read Item 4 of Form 8-K dated June 27, 2000, of Hawker Pacific Aerospace and are in agreement with the statements contained in the paragraphs
(ii) and (iv) on page 2 therein. We have no basis to agree or disagree with other statements of the registration contained therein.


                                           /s/ Ernst & Young LLP
                                           -------------------------------------

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                          OF HAWKER PACIFIC AEROSPACE

     The undersigned hereby constitutes and appoints David L. Lokken and Philip
M. Panzera, and each of them, with full power of substitution, the proxies of the undersigned to represent the undersigned and vote all shares of common stock of Hawker Pacific Aerospace (the "Company") which the undersigned would be entitled to vote if personally present at the Annual Meeting of Shareholders to be held at the Burbank Airport Hilton Hotel, 2500 Hollywood Way, Burbank, California, on September 14, at 9:00 a.m., Pacific Daylight Time, and at any adjournment thereof, with respect to the matters described in the accompanying Notice of Annual Meeting of Shareholders and Proxy Statement, receipt of which is hereby acknowledged, in the following manner.

     1. PROPOSAL ONE - ELECTION OF DIRECTORS [_] FOR all nominees listed (except as marked to the contrary below)

     Class I - Mellon C. Baird, David L. Lokken, Joel F. McIntyre, Laurans A. Mendelsohn

     Class II - Wolfgang Mayrhuber, Dr. Gerald Gallus, James C. Stoecker

     Instructions: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list above.

     2.  PROPOSAL TWO - APPROVAL OF LHT WARRANT

     [_] FOR                  [_] AGAINST            [_] ABSTAIN

     3.  PROPOSAL THREE - APPROVAL OF ISSUANCE TO LHT OF 35,582 DIVIDEND SHARES

     [_] FOR                  [_] AGAINST            [_] ABSTAIN

     4. IN ACCORDANCE WITH THEIR BEST JUDGMENT, with respect to any other matters which may properly come before the meeting and any adjournment thereof.

     Please sign and date on the reverse side.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder.

                THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR"
                         PROPOSALS ONE, TWO AND THREE

     If no choice is specified, this proxy will be voted "FOR" Proposals ONE, TWO AND THREE.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE

          Please date and sign exactly as your name or names appear hereon. If more than one owner all should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signatory is a corporation or partnership, sign the full corporate or partnership name by its duly authorized officer or partner.